Filed Pursuant to Rule 424(b)(1)

Registration No. 333-221518

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common shares, $0.10 par value per share	17,250,000	$16.38	$282,555,000	$35,178.10

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the shares of common stock on November 6, 2017 as reported on the New York Stock Exchange.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED NOVEMBER 13, 2017)

15,000,000 Shares

Third Point Reinsurance Ltd.

Common Shares

All of the 15,000,000 common shares of Third Point Reinsurance Ltd. are being sold by the selling shareholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of the shares being sold by the selling shareholders.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol TPRE. The last reported sale price of our common shares on November 10, 2017 was $16.85 per share.

To the extent the underwriter sells more than 15,000,000 common shares, the underwriter has the option to purchase up to an additional 2,250,000 common shares from the selling shareholders on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. We will not receive any proceeds from the sale of our common shares by the selling shareholders pursuant to any exercise of the underwriter’s option to purchase additional shares.

Investing in our common shares involves risks. See the sections entitled “Risk Factors” on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our common shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The underwriter has agreed to purchase our common shares from the selling shareholders at a price of $15.57 per share, which will result in proceeds to the selling shareholders, before expenses, of approximately $233,550,000 (or $268,582,500 if the underwriter’s option to purchase additional shares is exercised in full). The underwriter intends to offer for sale the common shares at a price to the public of $15.75 per share. The underwriter may offer our common shares from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

The underwriter expects to deliver the shares to purchasers on or about November 16, 2017.

J.P. Morgan

The date of this prospectus supplement is November 13, 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

None of we, the selling shareholders and the underwriter has authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

For investors outside the United States: None of we, the selling shareholders and the underwriter has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us,” “TPRE” and the “Company,” refer to Third Point Reinsurance Ltd. and its directly and indirectly owned subsidiaries, including Third Point Reinsurance Company Ltd. (“Third Point Re”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), as a combined entity, except where otherwise stated or where it is clear that the terms mean only Third Point Reinsurance Ltd. exclusive of its subsidiaries.

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 13, 2017. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders named in a prospectus supplement may, from time to time, offer and sell our common shares in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our common shares, which the selling shareholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of our common shares, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement before investing in our common shares.

OUR COMPANY

We are a holding company domiciled in Bermuda. Through our reinsurance subsidiaries, Third Point Re and Third Point Re USA, we provide specialty property and casualty reinsurance products to insurance and reinsurance companies on a worldwide basis. Our goal is to deliver attractive equity returns to our shareholders by combining profitable reinsurance underwriting with superior investment management provided by Third Point LLC, our investment manager. We believe that our reinsurance and investment strategy differentiates us from our competitors.

Our reinsurance strategy is to be highly opportunistic and disciplined. During periods of extremely competitive or soft reinsurance market conditions, we intend to be selective with regard to the amount and type of reinsurance we write and conserve our risk-taking capital for periods when market conditions are more favorable to us from a pricing and terms and conditions perspective.

Our senior management team has significant senior leadership and underwriting experience in the reinsurance industry. We believe that our experience and longstanding relationships with our insurance and reinsurance company clients, senior reinsurance brokers, insurance regulators and rating agencies are an important competitive advantage.

Substantially all of our investable assets are managed by our investment manager, Third Point LLC, which is wholly owned by Daniel S. Loeb, one of our founding shareholders. Third Point LLC is an SEC-registered investment adviser headquartered in New York, managing $14.3 billion in assets as of December 31, 2016. We directly own our investments, which are held in separate accounts and are managed by Third Point LLC on substantially the same basis as its main hedge funds, including Third Point Partners L.P., the original Third Point LLC hedge fund.

Our reinsurance strategy is to build a portfolio that generates stable underwriting results, with margins commensurate with the amount of risk assumed, by opportunistically targeting sub-sectors of the market and specific situations where reinsurance capacity and alternatives may be constrained. Our management team has differentiated expertise that allows us to identify profitable reinsurance opportunities. The level of volatility in our reinsurance portfolio will be determined by market conditions, but will typically be lower than that of most other reinsurance companies. We manage reinsurance volatility by predominantly focusing on lines of business that have historically demonstrated more stable return characteristics. We seek to further manage the volatility of our reinsurance results by writing reinsurance contracts on a quota share basis, where we assume an agreed percentage of premiums and losses for a portfolio of insurance policies or reinsurance contracts. We also make use of contractual terms and conditions within our reinsurance contracts that may include individual or aggregate loss occurrence limits, which limit the dollar amount of loss that we can incur from a particular occurrence or series of occurrences within the term of the reinsurance contract; loss ratio caps, which limit the maximum loss we can incur pursuant to a contract to a defined loss ratio; sliding scale commissions that vary in accordance with the client’s performance; loss corridors, which limit the dollar amount of loss within a contract structure; and sub-limits and exclusions for specific risks not covered by a particular reinsurance contract.

Our investment strategy distinguishes us from most other reinsurers, who typically concentrate their investment portfolios on long-only, investment grade, shorter-term, fixed income securities. As implemented by our investment manager, Third Point LLC, our investment strategy is intended to achieve superior risk-adjusted returns by deploying capital in both long and short investments with favorable risk/reward characteristics across select asset classes, sectors and geographies. Third Point LLC identifies investment opportunities via a bottom-up, value-oriented approach to single security analysis supplemented by a top-down view of portfolio and risk management. Third Point LLC seeks dislocations in certain areas of the capital markets or in the pricing of particular securities and supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures. Dislocations in capital markets refer to any major movements in prices of the capital markets as a whole, certain segments of the market, or a specific security. If Third Point LLC has what it considers to be a differentiated view from the perceived market sentiment with respect to such movement, Third Point LLC may trade securities in our investment accounts based on that differentiated view. If the ultimate market reaction with respect to the event or movement ultimately proves to be closer to Third Point LLC’s original viewpoint, we may have investment gains in our investment portfolio as a result of the shift in market sentiment. Through our investment manager, Third Point LLC, we make investments globally, in both developed and emerging markets, in all sectors, and in equity, credit, commodity, currency, options and other instruments.

For further discussion of our company, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus. Our principal executive offices are located at 3 Waterloo Lane, Pembroke, Bermuda, HM 08, and our telephone number at that address is (441-542-3300).

THE OFFERING

The following summary of the offering contains basic information about the offering and our common shares and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common shares, please refer to the description of our share capital incorporated by reference into this prospectus supplement and the accompanying prospectus.

Common shares offered by the selling

shareholders	15,000,000 shares.

Option to purchase additional shares	The underwriter has an option to purchase up to 2,250,000 additional common shares from the selling shareholders. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

Common shares outstanding	107,383,405 shares (as of November 7, 2017).

Use of proceeds	We will not receive any proceeds from the sale of common shares being sold in this offering, including from any exercise by the underwriter of its option to purchase additional shares. The selling shareholders will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of our common shares pursuant to this prospectus supplement. See “Use of Proceeds” and “Selling Shareholders.”

Dividend policy	We have no current plans to pay dividends on our common shares. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors. See “Dividend Policy” in the accompanying prospectus.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our common shares.

Listing	Our common shares are listed on the NYSE under the symbol “TPRE”.

Unless we indicate otherwise, all information in this prospectus supplement (i) is based on 107,383,405 common shares outstanding as of November 7, 2017 and does not include 21,627,906 shares reserved for issuance under our 2013 Omnibus Incentive Plan or Share Incentive Plan and 8,678,755 shares underlying vested but unexercised grants made under such plans but does include 2,029,646 shares underlying unvested grants made under such plans and 3,944,920 treasury shares and (ii) assumes no exercise of the underwriter’s option to purchase additional shares.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The summary historical consolidated financial data set forth below should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and our audited and unaudited consolidated financial statements and related notes thereto incorporated by reference in this prospectus supplement.

The summary historical consolidated statements of operations data for fiscal 2016, 2015, and 2014, and the related summary balance sheet data as of fiscal 2016 and 2015 year end, have been derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

The summary historical interim financial data as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016, respectively, have been derived from our unaudited consolidated interim financial statements incorporated by reference in this prospectus supplement, which have been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited financial data reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for these periods. The interim results are not necessarily indicative of the results for the full year or any future period.

The following tables set forth our summary historical consolidated financial data for the periods and as of the dates indicated.

	Nine months ended September 30, 2017	Nine months ended September 30, 2016	2016	2015	2014
	($ in thousands, except share and per share data)
Selected Statement of Income (Loss) Data:
Net premiums written	$474,907	$534,243	$615,049	$700,538	$613,150
Net premiums earned	417,542	398,107	590,190	602,824	444,532
Net investment income (loss)	324,803	134,592	98,825	(28,074)	85,582
Loss and loss adjustment expenses incurred, net	270,549	273,822	395,932	415,191	283,147
Acquisition costs, net	157,067	145,296	222,150	191,216	137,206
General and administrative expenses	38,804	33,885	39,367	46,033	40,008
Other expenses	8,852	6,226	8,387	8,614	7,395
Interest expense	6,151	6,163	8,231	7,236	—
Foreign exchange (gains) losses	10,233	(14,359)	(19,521)	(3,196)	—
Income tax (expense) benefit	(14,080)	(5,865)	(5,593)	2,905	(5,648)
Net income (loss) available to Third Point Reinsurance Ltd. common shareholders	$233,449	$74,328	$27,635	$(87,390)	$50,395
Earnings (loss) per share available to Third Point Reinsurance Ltd. common shareholders(1):
Basic	$2.27	$0.71	$0.26	$(0.84)	$0.48
Diluted	$2.22	$0.70	$0.26	$(0.84)	$0.47
Property and Casualty Reinsurance Segment - Selected Ratios(2):
Loss ratio	64.8%	68.8%	67.1%	68.9%	65.5%
Acquisition cost ratio	37.6%	36.5%	37.6%	31.7%	31.5%

Composite ratio	102.4%	105.3%	104.7%	100.6%	97.0%
General and administrative expense ratio	5.6%	4.9%	3.8%	4.1%	5.2%

Combined ratio	108.0%	110.2%	108.5%	104.7%	102.2%

Net investment return on investments managed by TP LLC(3)	14.6%	6.0%	4.2%	(1.6)%	5.1%

(1)	Basic earnings (loss) per share is based on the weighted average number of common shares and participating securities outstanding during the period. The weighted average number of common shares excludes any dilutive effect of outstanding warrants, options and unvested restricted shares. Diluted earnings (loss) per share is based on the weighted average number of common shares and participating securities outstanding and includes any dilutive effects of warrants, options and unvested restricted shares under share plans and are determined using the treasury stock method. U.S. GAAP requires that unvested share awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid (referred to as “participating securities”), be treated in the same manner as outstanding shares for earnings per share calculations. The Company treats certain of its unvested restricted shares as participating securities. In the event of a net loss, all participating securities, outstanding warrants, options and restricted shares are excluded from both basic and diluted loss per share since their inclusion would be anti-dilutive.
(2)	Underwriting ratios are for the property and casualty reinsurance segment only. Underwriting ratios are calculated by dividing the related expense by net premiums earned.

(3)	Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of noncontrolling interests. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.

	September 30, 2017	September 30, 2016	2016	2015	2014
	($ in thousands, except per share data)
Selected Balance Sheet Data:
Total investments in securities	$2,704,513	$2,751,734	$2,647,512	$2,317,244	$1,830,838
Cash and cash equivalents(1)	6,434	20,982	9,951	20,407	28,734
Restricted cash and cash equivalents	477,362	365,451	298,940	330,915	417,307
Reinsurance balances receivable, net	478,206	448,450	381,951	294,313	303,649
Deferred acquisition costs, net	223,091	255,379	221,618	197,093	155,901
Total assets	4,368,847	4,177,588	3,895,644	3,545,108	2,852,580
Reinsurance balances payable	54,654	47,713	43,171	24,119	27,040
Deposit liabilities(2)	126,491	105,207	104,905	83,955	145,430
Unearned premium reserves	615,375	668,980	557,076	531,710	433,809
Loss and loss adjustment expense reserves	699,369	565,682	605,129	466,047	277,362
Total liabilities	2,734,639	2,701,819	2,445,919	2,149,225	1,300,532
Shareholders’ equity attributable to Third Point Reinsurance Ltd. common shareholders	1,612,154	1,457,139	1,414,051	1,379,726	1,451,913
Total shareholders’ equity	$1,617,395	$1,475,769	$1,449,725	$1,395,883	$1,552,048

(1)	Cash and cash equivalents consists of cash held in banks and other short-term, highly liquid investments with original maturity dates of ninety days or less.
(2)	Using the deposit method of accounting, a deposit liability, rather than written premium, is initially recorded based upon the consideration received less any explicitly identified premiums or fees. In subsequent periods, the deposit liability is adjusted by calculating the effective yield on the deposit to reflect actual payments to date and future expected payments.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Our reputation, business, financial position, results of operations and cash flows are subject to various risks. You should consider and read carefully all of the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 3 of the accompanying prospectus, as well as other risks, uncertainties and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, each of which is incorporated by reference in this prospectus supplement, before making an investment decision. The occurrence of any of the risks described in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or additional risks and uncertainties not presently known to us could materially and adversely affect our reputation, business, financial position, results of operations or cash flows. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement.

Risks Relating to Our Common Shares

Future sales of shares by existing shareholders could cause our share price to decline, even if our business is performing well.

Sales of substantial amounts of our common shares in the public market could occur at any time. These sales, or the perception that these sales could occur, could cause the market price of our common shares to decline.

A significant number of our common shares are currently restricted as a result of applicable securities laws, but are eligible for sale subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. As of September 30, 2017, we also had reserved for issuance common shares underlying certain warrants to purchase, in the aggregate, up to 4,651,163 common shares. In addition, certain of our significant shareholders may distribute shares that they hold to their investors who themselves may then sell into the public market. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. As resale restrictions end, the market price of our common shares could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

Certain existing holders of our common shares also have registration rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other shareholders in the future. In the event that we register the common shares for the holders of registration rights, they can be freely sold in the public market upon issuance, subject to certain limitations applicable to affiliates. The common shares being registered in this registration statement are being registered pursuant to the registration rights agreement.

As of September 30, 2017, a total of 22,252,206 common shares were reserved for issuance under our current share incentive plans and in connection with restricted share award agreements entered into between us and certain of our employees and directors. As of September 30, 2017, there were share options outstanding that are exercisable (subject to vesting) for 8,888,053 common shares. We have registered on a Form S-8 registration statement these shares and all common shares that we may in future issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to certain limitations applicable to affiliates.

In the future, we may issue additional common shares or other equity or debt securities convertible into common shares in connection with a financing, acquisition, litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing shareholders and could cause the trading price of our common shares to decline.

If securities analysts or industry analysts downgrade our common shares, publish negative research or reports or fail to publish reports about our business, our share price and trading volume could decline.

The trading market for our common shares is influenced by the research and reports that industry or securities analysts publish about us, our business and our market. If one or more analysts adversely changes their recommendation regarding our stock or our competitors’ stock, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets which in turn could cause our share price or trading volume to decline.

If the ownership of our common shares continues to be highly concentrated, it could prevent you and other shareholders from influencing significant corporate decisions.

Third Point Reinsurance Ltd. was incorporated on October 6, 2011. On December 22, 2011, KIA TP Holdings, L.P. and KEP TP Holdings, L.P., which are affiliates of Kelso & Company (collectively, “Kelso”) and Pine Brook LVR, L.P., an affiliate of Pine Brook Road Partners, LLC (collectively, “Pine Brook”, and Pine Brook and together with Kelso, the “Lead Investors” and each individually, a “Lead Investor”), Dowling Capital Partners I, L.P., an affiliate of Dowling Capital Management, LLC (collectively, “Dowling”), P RE Opportunities Ltd. (“PROL”), Third Point LLC, Daniel S. Loeb and affiliates associated with Mr. Loeb (collectively, the “Loeb Entities”) and our Chief Executive Officer John R. Berger (collectively, the “Founders”), together with certain members of management, committed $533.0 million to capitalize Third Point Reinsurance Ltd. As of September 30, 2017, Kelso, the Loeb Entities and the Company’s directors and named executive officers, as defined in the proxy statement, own approximately 22.6%, 8.1% and 9.6% of our issued and outstanding common shares, respectively, on an as converted basis after giving effect to the issuance of vested warrants and options representing the right to purchase 13,329,918 common shares. As a result, the Lead Investors, Loeb Entities, directors and named executive officers could exercise significant influence over all matters requiring shareholder approval for the foreseeable future, including approval of significant corporate transactions, which may reduce the market price of our common shares.

The interests of our existing shareholders may conflict with the interests of our other shareholders. Our Board of Directors has adopted corporate governance guidelines that, among other things, addressed potential conflicts between a director’s interests and our interests. In addition, we have adopted a Code of Business Conduct and Ethics that, among other things, required our employees to avoid actions or relationships that might conflict or appear to conflict with their job responsibilities or our interests and to disclose their outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to our general counsel. These corporate governance guidelines and Code of Business Conduct and Ethics will not, by themselves, prohibit transactions with our Founders.

The market price of our common shares may fluctuate significantly.

The market price of our common shares may fluctuate significantly. Among the factors that could affect our share price are:

•	the market reaction to this offering;

•	industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in our clients’ needs;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	lawsuits, enforcement actions and other claims by third parties or governmental authorities;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional shareholders or other large shareholders (including the Founders), including future sales;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions or strategic partnerships;

•	any future sales of our common shares or other securities; and

•	additions or departures of key personnel.

The stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common shares. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results and financial condition.

We do not intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We do not intend to declare and pay dividends on our share capital for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common shares for the foreseeable future and the success of an investment in our common shares will depend upon any future appreciation in their value. There is no guarantee that our common shares will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

We may repurchase our common shares without our shareholders’ consent.

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us at fair market value (as defined in our bye-laws) the minimum number of common shares that is necessary to avoid or cure any adverse tax consequences or materially adverse legal or regulatory treatment to us, our subsidiaries or our shareholders if our Board of Directors determines, in the exercise of its discretion, that failure to exercise our option would result in such adverse consequences or treatment.

Holders of our shares may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

•	a holder of our shares would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of the United States federal securities laws;

•	a holder of our shares would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws;

•	a holder of our shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers who reside outside the United States based solely upon United States federal securities laws.

Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of United States courts, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Because judgments of United States courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

U.S. persons who own our shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Bermuda Companies Act 1981, as amended (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act and our bye-laws which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors: Under Bermuda law and our bye-laws we may enter into a transaction in which a director has an interest, provided that such director has declared and disclosed the nature of the interest as required by the Companies Act at the first opportunity at a meeting of directors, or in writing, to the directors. Under our bye-laws, a director interested in a contract or proposed contract or arrangement with us is required to recuse themselves from the board meeting at which such contract or arrangement is to be considered, and such director shall not be permitted to vote in respect of any such contract or proposed contract or arrangement. Under Delaware law such transaction would not be voidable if:

•	the material facts as to such interested director’s relationship or interests were disclosed or were known to the Board of Directors and the Board of Directors had in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

•	such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction were specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

•	the transaction were fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

Business Combinations with Large Shareholders or Affiliates: As a Bermuda company, we may enter into certain business combinations with our large shareholders or affiliates, including asset sales and other transactions in which a large shareholder or affiliate receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders, without obtaining prior approval from our shareholders (excluding any transactions conducted pursuant to the statutory merger or amalgamation provisions of the Companies Act. If we were a Delaware corporation, we would need prior approval from our Board of Directors or a super-majority of our shareholders to enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute. Our bye-laws include a provision restricting business combinations with interested shareholders consistent with the corresponding Delaware statute.

Shareholders’ Suits: The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where an act is alleged to be beyond the corporate power of the company or would result in the violation of our memorandum of association or bye-laws. Furthermore, a court would consider acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors: We have entered into indemnification agreements with our directors. The indemnification agreements provide that we will indemnify our directors or officers or any person appointed to any committee by the Board of Directors acting in their capacity as such in relation to any of our affairs for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not be opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Provisions in our bye-laws may reduce or increase the voting rights of our shares.

In general, and except as provided under our bye-laws and as described below, the common shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, if, and so long as, the shares of a shareholder are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Code of any United States person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights with respect to the controlled shares owned by such United States person will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. shareholders has been reduced to less than 9.5%. In addition, our Board of Directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. “Controlled shares” include, among other things, all shares that a United States person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not “controlled shares” of the 9.5% U.S. shareholder so long as such reallocation does not cause any person to become a 9.5% U.S. Shareholder.

Under these provisions, certain shareholders may have their voting rights limited, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership.

We are authorized under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated under the bye-laws. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. Any shareholder must give notice to us within ten days following the date it owns 9.5% of our common shares.

Our bye-laws contain provisions that could discourage takeovers and business combinations that our shareholders might consider in their best interests.

Our bye-laws include certain provisions that could have the effect of delaying, deterring, preventing or rendering more difficult a change in control of us that our shareholders might consider in their best interests.

For example, our bye-laws:

•	provide the right of shareholders to act by majority written consent for so long as the Lead Investors and the Loeb Entities collectively hold at least 35% of our voting power;

•	establish a classified Board of Directors;

•	require advance notice of shareholders’ proposals in connection with annual general meetings;

•	authorize our board to issue “blank cheque” preferred shares;

•	prohibit us from engaging in a business combination with a person who acquires at least 15% of our common shares for a period of three years from the date such person acquired such common shares unless board and shareholder approval is obtained prior to the acquisition;

•	require that directors only be removed from office for cause by majority shareholder vote once the Lead Investors and the Loeb Entities cease to collectively hold at least 35% of our issued and outstanding shares;

•	provide that vacancies on the board, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	allow each of Kelso and Pine Brook to appoint one director for so long as they hold not less than 25% of the number of shares respectively held as of December 22, 2011;

•	require a supermajority vote of shareholders to effect certain amendments to our memorandum of association and bye-laws; and

•	provide a consent right on the part of Kelso, Pine Brook and Daniel S. Loeb to:

•	(i) any transaction between the Company or Third Point Reinsurance Company Ltd. between (x) any affiliate (as defined in our bye-laws) of Third Point Reinsurance Ltd; (y) any shareholder and/or director, officer, employee and/or affiliate of any shareholder of Third Point Reinsurance Ltd; and/or (z) any director, officer, employee and/or affiliate of any of the forgoing; and

•	(ii) any amendments to our bye-laws or memorandum of association which would have a material adverse effect on their rights for so long as they hold not less than 25% of the number of shares respectively held as of December 22, 2011.

Any such provision could prevent our shareholders from receiving the benefit from any premium to the market price of our common shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of any of these provisions could adversely affect the prevailing market price of our common shares if they were viewed as discouraging takeover attempts in the future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this Prospectus. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	fluctuation in results of operations;

•	more established competitors;

•	losses exceeding reserves;

•	downgrades or withdrawal of ratings by rating agencies;

•	dependence on key executives;

•	dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	dependence on financing available through our investment accounts to secure letters of credit and collateral for reinsurance contracts;

•	potential inability to pay dividends;

•	inability to service our indebtedness;

•	limited cash flow and liquidity due to our indebtedness;

•	unavailability of capital in the future;

•	fluctuations in market price of our common shares;

•	dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	suspension or revocation of our reinsurance licenses;

•	potentially being deemed an investment company under U.S. federal securities law;

•	potential characterization of Third Point Reinsurance Ltd. and/or Third Point Re as a passive foreign investment company;

•	future strategic transactions such as acquisitions, dispositions, merger or joint ventures;

•	dependence on Third Point LLC to implement our investment strategy;

•	termination by Third Point LLC of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	increased regulation or scrutiny of alternative investment advisers affecting our reputation;

•	Third Point Reinsurance Ltd. and/or Third Point Re potentially becoming subject to U.S. federal income taxation, including as a result of the bills currently proposed in the U.S. House of Representatives and Senate;

•	potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act;

•	changes in Bermuda or other law and regulation that may have an adverse impact on our operations; and

•	other risks and factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. These forward-looking statements are made only as of the date presented, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of our common shares offered by them pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of our common shares by the selling shareholders. The selling shareholders will bear the underwriting commissions and discounts attributable to their sale of our common shares, and we will bear the remaining expenses.

PRICE RANGE OF COMMON SHARES

Our common shares have been listed on the NYSE under the symbol TPRE since August 14, 2013. Prior to that time, there was no public market for our common shares. The following table sets forth for the periods indicated the high and low sales prices per share of our common shares as reported on the NYSE:

	High	Low
2015:
First quarter	$14.50	$13.21
Second quarter	$15.33	$13.48
Third quarter	$15.06	$13.29
Fourth quarter	$14.27	$13.11
2016:
First quarter	$12.95	$10.48
Second quarter	$11.96	$10.81
Third quarter	$13.02	$11.48
Fourth quarter	$12.65	$11.30
2017:
First quarter	$12.55	$11.10
Second quarter	$14.45	$11.50
Third quarter	$15.65	$13.70
Fourth quarter(1)	$16.85	$15.50

(1)	Represents the period from October 1, 2017 through November 10, 2017.

A recent reported closing price for our common shares is set forth on the cover page of this prospectus supplement. As of November 7, 2017, there were 55 holders of record of our common shares. This shareholder figure does not include a substantially greater number of holders whose shares are held of record by banks, brokers and other financial institutions, including shareholders for whom our shares were held in “street” name.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus supplement are KEP TP Holdings, L.P. and KIA TP Holdings, L.P.

The following tables set forth information as of November 7, 2017 with respect to the beneficial ownership of our common shares by the selling shareholders. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date, which in the case of the following table is November 7, 2017. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The beneficial ownership percentages are based on 107,383,405 of our common shares outstanding as of November 7, 2017.

Except as otherwise indicated in the footnotes to this table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated number of common shares. Addresses for the beneficial owners are set forth in the footnotes to the table.

	Shares Beneficially Owned Before the Offering and After the Offering Assuming the Underwriter’s Option is Not Exercised(1)					Shares Beneficially Owned After the Offering Assuming the Underwriter’s Option is Exercised in Full
Name of Beneficial Owner	Shares Beneficially Owned Before the Offering	Percent of Shares Before the Offering	Shares Offered Hereby	Shares Beneficially Owned After the Offering	Percent of Shares After the Offering	Shares Beneficially Owned After the Offering	Percent of Shares After the Offering
Kelso (2)(3)	25,000,000	23.3%	15,000,000	10,000,000	9.3%	7,750,000	7.2%

(1)	The selling shareholders have granted the underwriter an option to purchase up to an additional 2,250,000 shares.
(2)

Represents 3,832,665 shares held of record by KEP TP Holdings, L.P. (“KEP TP”) and 21,167,335 shares held of record by KIA TP Holdings, L.P. (“KIA TP”). KIA TP and KEP TP also own warrants to purchase 1,957,867 and 354,501 common shares, respectively. The warrants are currently fully exercisable, and will expire on December 22, 2021. Kelso GP VIII (Cayman) Ltd. (“GP VIII LTD”) is the general partner of Kelso GP VIII (Cayman), L.P. (“GP VIII LP”, and, together with GP VIII LTD and KIA TP, the “KIA Entities”). GP VIII LP is the general partner of KIA TP. KEP VI (Cayman) GP Ltd. (“KEP VI GP LTD”, and, together with KEP TP, the “KEP Entities”) is the general partner of KEP TP. The KIA Entities and the KEP Entities, due to their common control, could be deemed to beneficially own each of the other’s securities. Each of the KIA Entities and the KEP Entities disclaims such beneficial ownership and this report shall not be deemed an admission of beneficial ownership of such securities for any purpose. Each of the KIA Entities, due to their common control, could be deemed to beneficially own each other’s securities. GP VIII LTD disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LP and KIA TP, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. GP VIII LP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LTD and KIA TP, except, in the case of KIA TP, to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. KIA TP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LTD and GP VIII LP, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. Each of the KEP Entities, due to their common control, could be deemed to beneficially own each other’s securities. KEP VI GP LTD disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP TP, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. KEP TP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP VI GP LTD, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. Frank T. Nickell, Thomas Matelich, Michael B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr., Philip E. Berney, Frank J. Loverro, James J. Connors, II, Church M. Moore, Stanley de J. Osborne, Christopher L. Collins, A. Lynn Alexander, Howard A. Matlin, John K. Kim and Henry Mannix, III (the “Kelso Individuals”) may be deemed to share beneficial ownership of securities owned of record or beneficially owned by GP VIII LTD, GP VIII LP, KIA TP, KEP VI GP LTD, and KEP TP, by virtue of their status as directors of GP VIII LTD and KEP VI GP LTD, but disclaim beneficial ownership of such securities, and this report shall not be deemed an admission that any of the Kelso Individuals is the beneficial owner of these securities for any purpose.
(3)	For information regarding certain material relationships between the selling shareholders and the Company, see “Certain Relationships and Related Party Transactions” included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2017, which is incorporated by reference in this prospectus supplement.

CERTAIN TAX CONSIDERATIONS

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

United States Federal Income Tax Considerations

The following discussion summarizes certain United States federal income tax considerations relating to the Company and its subsidiaries (referred to herein as the “Group”) and to buying, holding and selling the shares of the Company issued in this offering. The legal conclusions as to matters of U.S. federal income tax law included in this discussion are, subject to the limitations, qualifications and assumptions set forth below, the opinion of our tax counsel, Debevoise & Plimpton LLP. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code (“Regulations”), court decisions, administrative interpretations and the tax treaty between the United States and Bermuda (the “Bermuda Treaty”), all as currently in effect. Court decisions and administrative interpretations are not necessarily binding on the IRS. The Code, Regulations, administrative interpretations, court decisions and the Bermuda Treaty are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative changes could affect the information, beliefs and conclusions in this summary. No advance ruling has been or will be sought from the IRS regarding any matter discussed herein. Unless otherwise expressly provided herein, the tax consequences under United States state and local tax laws and foreign tax laws are not addressed. This discussion is not a complete analysis of all of the tax considerations that may be relevant to the decision to acquire our shares.

Unless otherwise expressly stated herein, this discussion only addresses United States federal income tax considerations relevant to a “United States person” (as defined below) who holds our shares as “capital assets” within the meaning of Section 1221 of the Code (a “U.S. Holder”). Unless otherwise expressly stated herein, references to our shares refer only to the shares issued in this offering. Unless otherwise noted, this discussion does not address aspects of United States federal income taxation that may be relevant to a shareholder that is subject to special rules such as:

•	an investor that is not a citizen or resident of the United States;

•	a financial institution or insurance company;

•	a mutual fund;

•	a tax-exempt organization;

•	a broker or dealer in securities or foreign currencies or other investor that regularly marks its securities to market for U.S. federal income tax purposes;

•	a real estate investment trust or regulated investment company;

•	an investor that holds shares not issued in this offering;

•	a trader in securities that elects to apply a mark to market method of tax accounting;

•	an investor that has a “functional currency” other than the U.S. dollar; or

•	a shareholder that holds our shares as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction.

For the purposes of this discussion, a “United States person” means an investor who beneficially owns one or more of our shares and who is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes that was created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; or

•	any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust, or that has in effect a valid election to be treated as a U.S. person.

If a partnership holds our shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Prospective investors that are partnerships or partners in a partnership are strongly urged to consult their own tax advisors regarding the particular consequences of owning our shares.

United States Federal Income Taxation of the Company, Third Point Re and Third Point Re USA

Third Point Re USA has made an election under section 953(d) of the Code to be treated as a domestic corporation for U.S. federal income tax purposes, and is subject to U.S. federal income taxation on its net income. We believe that our activities, as currently conducted (including activities conducted through Third Point Re USA) and as contemplated, will not cause the Company or Third Point Re to be treated as engaged in the conduct of a trade or business within the United States, although there can be no assurance the IRS will not successfully assert that the Company or Third Point Re is engaged in the conduct of a trade or business within the United States. Because we believe that the Company and Third Point Re will not be engaged in the conduct of a trade or business within the United States, the Company and Third Point Re do not expect to be subject to United States federal income tax, except as described below.

The determination as to whether the Company or Third Point Re is engaged in the conduct of a trade or business within the United States is factual in nature and must be made annually. Neither the Code nor the applicable Regulations provide a general definition of what constitutes being engaged in the conduct of a trade or business within the United States, and the limited case law on the subject does not provide definitive guidance. The case law that exists generally provides that a foreign corporation will be treated as engaged in the conduct of a trade or business within the United States if it regularly and continuously carries out business activities in the United States.

If deemed to be engaged in the conduct of a trade or business within the United States, the Company and/or Third Point Re generally would become subject to United States federal income tax on their taxable income treated as “effectively connected” to such trade or business and such income would be taxed at regular corporate rates. In addition, the Company and/or Third Point Re would become subject to United States branch profits tax on their earnings and profits that are both “effectively connected” with their trade or business in the United States, with certain adjustments, and deemed repatriated out of the United States. The highest marginal United States federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the “branch profits” tax. The United States federal income tax liability of the Company and/or Third Point Re would generally be computed in the same manner that applies to the income of a United States corporation, except that deductions and credits would generally only be available for tax years where United States income tax returns were filed. If the Company and/or Third Point Re were deemed to be engaged in the conduct of a trade or business within the United States, the Company and/or Third Point Re may be subject to penalties if they fail to file tax returns.

The United States and Bermuda currently are parties to the Bermuda Treaty, which relates to the taxation of insurance enterprises. If Third Point Re is entitled to the benefits under the Bermuda Treaty, Third Point Re would not be subject to U.S. federal income tax on any income found to be effectively connected with the conduct of a trade or business within the United States unless that trade or business is conducted through a permanent establishment in the United States. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Third Point Re intends to conduct its activities in such a manner as to minimize the risk that it will be considered as having a permanent establishment in the United States, although there can be no assurance that it will achieve this result. An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens (the “Bermuda Treaty Benefits Test”). It is not certain whether Third Point Re will be entitled to the benefits under the Bermuda Treaty because it cannot be predicted whether its ownership will be such as to satisfy the Bermuda Treaty Benefits Test.

Even if the Company and Third Point Re are not engaged in the conduct of a trade or business within the United States, the Company and Third Point Re will be subject to United States federal income tax on certain fixed or determinable annual or periodic gains, profits and income, such as dividends and certain interest on investments, if any, from sources within the United States. Generally, this tax is imposed by withholding 30% of the payments, or deemed payments, to the Company and Third Point Re that are subject to this tax, and is eliminated with respect to certain types of United States source income, such as interest on certain debt instruments. If the Company and Third Point Re are treated as engaged in the conduct of a trade or business within the United States, the 30% withholding tax only applies to payments that are not effectively connected with such trade or business.

The United States also imposes an excise tax on certain insurance and reinsurance premiums paid to Third Point Re with respect to insureds located in the United States at a rate of (i) 4% for direct casualty insurance and indemnity bond premiums and (ii) 1% for reinsurance premiums and for direct insurance premiums for life, sickness and accident policies and annuity contracts.

United States Federal Taxation of Holders Taxation of Dividends

Subject to the discussion below regarding passive foreign investment companies, controlled foreign corporations and related person insurance income, cash distributions paid with respect to our shares will constitute ordinary dividend income to a U.S. Holder to the extent paid out of current or accumulated earnings and profits, and U.S. Holders generally will be subject to United States federal income tax upon receipt of such dividends. Dividends paid to certain non-corporate U.S. Holders (including individuals) generally will be taxable at a maximum rate of 20% if the dividends constitute “qualified dividend income” and the U.S. Holder holds the shares for more than 60 days out of the 121-day period that begins 60 days before the ex-dividend date and meets certain other requirements.

Any dividends paid on our shares generally will constitute “qualified dividend income” if our shares are readily tradable on an established securities market in the United States. Dividends paid on our shares generally will not be eligible for the dividends received deduction.

Certain U.S. Holders that are individuals, estates or trusts are subject to an additional tax at the rate of 3.8% on all or a portion of their “net investment income,” which may include all or a portion of their income arising from a distribution with respect to our shares and gain upon the sale, exchange or other disposition of such shares.

To the extent distributions on our shares are made that exceed the current and accumulated earnings and profits of the Company, U.S. Holders will be treated as having received a return of their tax basis in their shares, and any amount distributed by the Company in excess of a U.S. Holder’s tax basis generally will be treated as gain from the sale of a capital asset.

Prospective investors are strongly urged to consult with their own tax advisors regarding the taxation of any dividends on the shares of the Company.

Passive Foreign Investment Companies

In general, a foreign corporation is treated as a passive foreign investment company (“PFIC”) if 75% or more of its gross income constitutes “passive income” (as defined below) or 50% or more of its assets produce, or are held for the production of, passive income.

In determining whether the Company and/or Third Point Re will be treated as a PFIC, each of the Company and Third Point Re is treated as if it directly owned its proportionate share of the assets and received its proportionate share of the income of any other corporation of which it is a 25% or greater shareholder (by value). Under this look-through rule, the Company is deemed to own its proportionate share of the assets and to have received its proportionate share of the income of Third Point Re. Because the substantial majority of the Company’s assets are the shares of Third Point Re, the Company believes that it should not be considered a PFIC if Third Point Re is not considered a PFIC.

For purposes of the PFIC tests, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC rules contain an express exception for income that is derived in the active conduct of an insurance business by a corporation predominantly engaged in an insurance business (the “Insurance Company Exception”).

The Insurance Company Exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. However, there is very little authority as to what constitutes the active conduct of an insurance business or being predominantly engaged in such business. In particular, there is uncertainty as to what constitutes the appropriate levels of financial reserves and risk transfer with respect to an insurance contract, and the appropriate level of insurance business activity with respect to an insurance company. Therefore, income derived by Third Point Re could be considered passive income derived outside of the active conduct of an insurance business if it is earned from investments that are attributable to financial reserves in excess of the reasonable needs of Third Point Re’s insurance business or from non-traditional insurance activities that do not contain sufficient risk transfer, or if Third Point Re were found not to be predominantly engaged in an active insurance business under U.S. tax principles. The IRS recently proposed regulations concerning the Insurance Company Exception. The proposed regulations provide that the active conduct of an insurance business must include the performance of substantial managerial and operational services by an insurance company’s own employees and officers. The activities of independent contractors and employees of affiliates are not sufficient to satisfy this requirement. The proposed regulations also clarify that income from investment assets held by an insurance company to meet its obligations under insurance and annuity contracts will not be treated as passive income for PFIC purposes. However, the IRS did not propose a specific method for determining the portion of an insurance company’s assets that are held to meet obligations under insurance and annuity contracts, and solicited comments on appropriate approaches. At this time it is unclear whether final regulations will include a specific methodology and how any such methodology would apply to the Company and Third Point Re. The proposed regulations will be effective when issued in final form.

The Group believes that its financial reserves are consistent with industry standards and are not in excess of the reasonable needs of the Group’s insurance business. The Group also believes that it is actively engaged in insurance activities that involve sufficient transfer of risk, and that its employees and officers provide substantial managerial and operational services. However, there can be no assurance that the IRS will agree with the Group’s position and will not assert that the Group does not qualify for the Insurance Company Exception in any year, or that, if the IRS were to make such an assertion, the IRS’ position would not ultimately be sustained by the courts. Moreover, our expectation with respect to any taxable year will be based on the amount of risk that we expect to underwrite during that year. If we are unable to underwrite a sufficient amount of risk for any taxable year, the Company and/or Third Point Re might be a PFIC. Furthermore, in certain circumstances, we may seek to manage the volatility of our reinsurance results by writing policies that contain certain contractual terms and conditions (such as loss ratio caps), which may cause the IRS to assert that such policies lack sufficient risk transfer to constitute insurance for United States federal income tax purposes, increasing the risk that the Company and/or Third Point Re may be treated as a PFIC. In addition, as discussed above, the application of the proposed regulations concerning the Insurance Company Exception is unclear, and the IRS may issue other regulatory or other guidance that applies on either a prospective or retroactive basis under which the Group could fail to qualify for the Insurance Company Exception. The IRS announced in Notice 2003-34 that it intends to scrutinize the activities of purported insurance companies organized outside the United States, including insurance companies that invest a significant portion of their assets in alternative investment strategies, and will apply the PFIC rules where it determines a foreign corporation is not an insurance company for United States federal income tax purposes. In addition, legislative proposals to narrow the Insurance Company Exception (see Risk Factors – Risks Related to Taxation - United States persons who own our shares may be subject to United States federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of shares) could, if enacted, cause the Company and/or Third Point Re to be treated as a PFIC. Accordingly, there can be no assurance that the Company and Third Point Re will not be treated as PFICs for any taxable year. Counsel to the Group is not providing an opinion regarding the Company’s and Third Point Re’s PFIC status due to the absence of applicable authority regarding the Insurance Company Exception and the dependence of the Company’s and Third Point Re’s PFIC status on the actual operational results and other relevant facts for each taxable year. Prospective investors are urged to consult their own tax advisors to assess their tolerance of this risk.

U.S. Holders generally will be required to file an annual information report with respect to any PFICs in which they own a direct or indirect interest on IRS Form 8621.

If the Company and Third Point Re are treated as PFICs, U.S. Holders may be able to mitigate certain of the negative tax consequences if they are able to make: (i) a timely qualified electing fund (“QEF”) election; (ii) a protective QEF election; or (iii) a mark to market election with respect to the first taxable year in which the Company and Third Point Re are considered PFICs during the U.S. Holder’s holding period in its shares.

As described below, the availability of these elections is uncertain as a matter of law and in certain cases requires that the Group provide certain information to U.S. Holders. The Group will notify its U.S. Holders if the Group concludes in any year that the Company and/or Third Point Re are likely to be treated as PFICs. In addition, the Group intends to provide its U.S. Holders each year, upon request, with the information required for making a QEF election or protective QEF election. Upon the determination by the Group that the Company and/or Third Point Re are likely to be treated as PFICs for such year, the Group intends to provide such information on the Group’s web site. The Company may hold, directly or indirectly, interests in other entities that are treated as PFICs with respect to a U.S. Holder. The Company intends to use reasonable commercial efforts to cause any such entity to provide information that is necessary under currently applicable U.S. Treasury regulations for U.S. Holders to make a separate QEF election with respect to such entity. However, if the Company does not control, directly or indirectly, such entity, the Company may not be able to cause such entity to provide such information, in which event a QEF election with respect to such entity generally will not be available. In such event, the rules described below under “Treatment Absent a Timely QEF Election” generally will apply to direct and indirect dispositions of the Company’s interest in such entity (including a disposition by a U.S. Holder of Ordinary Shares and a disposition by the Company of its interest in such entity) and distributions by such entity.

Treatment Absent a Timely QEF Election

If the Company and Third Point Re are treated as PFICs, a U.S. Holder that does not make a QEF election generally will be subject to a special tax and an interest charge upon the sale of its shares or receipt of an “excess distribution” with respect to its shares. A U.S. Holder will be treated as receiving an “excess distribution” if the amount of the distributions received by the U.S. Holder in any taxable year is more than 125% of the average annual distributions paid by the Company with respect to its shares during the three preceding taxable years (or the period in which the U.S. Holder held such shares if shorter).

In addition, a portion of any gain recognized by a U.S. Holder upon the sale of our shares may be recharacterized as ordinary income. Further, any dividends received from the Company, if the Company is treated as a PFIC, will not constitute qualified dividend income and will not be eligible for the reduced 20% rate of tax even if such rate would be available otherwise. If a U.S. Holder holds our shares during any taxable year in which the Company and Third Point Re are treated as PFICs, such shares will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. Holder that holds our shares during any period in which the Company and Third Point Re are treated as PFICs will be treated as owning a proportionate amount of the stock of Third Point Re for purposes of applying the PFIC rules to such U.S. Holder.

Timely QEF Election

If the Company and Third Point Re are treated as PFICs, a U.S. Holder that timely makes a QEF election will be currently taxable on its pro rata share of their ordinary earnings and net capital gain regardless of whether the Company makes any distributions. Such U.S. Holder’s basis in its shares will be increased to reflect such taxed but undistributed income, and any subsequent distributions of previously taxed income will reduce its basis and will not be taxed again as a distribution to such U.S. Holder.

In general, a U.S. Holder that makes a QEF election must annually file a separate IRS Form 8621 for each PFIC in which such U.S. Holder is a direct or indirect owner during the year with its United States federal income tax return. A U.S. Holder that wishes to make a QEF election must make such election on a timely filed IRS Form 8621 for the first taxable year for which the election is to be effective. Prospective investors are strongly urged to consult with their own tax advisors regarding the mechanics and effects of making a QEF election.

Protective QEF Election

In certain circumstances, a U.S. Holder may be able to make a retroactive QEF election at a later date. However, a retroactive QEF election may not be available to a U.S. Holder if it has not previously preserved its right to make such an election. A U.S. Holder may preserve its right to make a retroactive QEF election by filing a protective statement signed under penalty of perjury with the IRS for the first taxable year in which such U.S. Holder acquires our shares, if the U.S. Holder reasonably believes that the Company and Third Point Re are not PFICs for the taxable year. The protective statement must generally contain statements describing: such U.S. Holder’s basis for its reasonable belief that the Company and Third Point Re were not PFICs for their taxable year ending with or within such U.S. Holder’s first taxable year to which the protective statement applies; an agreement to extend the periods of limitations on the assessment of such U.S. Holder’s PFIC related taxes for all taxable years to which the protective statement applies; such U.S. Holder’s name, address and certain identifying information with respect to such U.S. Holder and to the Group; and information and representations regarding the highest percentage of shares of each class of shares that such U.S. Holder held directly or indirectly during its first taxable year to which the protective statement applies.

In general, filing the protective statement with respect to a taxable year does not obligate a U.S. Holder to include its pro rata share of the Company’s and Third Point Re’s earnings in income for such taxable year if the Company and Third Point Re are not treated as PFICs for such taxable year. The filing simply preserves a U.S. Holder’s ability to make a retroactive QEF election with respect to such taxable year and may protect such U.S. Holder from some of the more severe penalties under the PFIC rules. If a U.S. Holder makes a valid retroactive QEF election with respect to its shares and the Company and Third Point Re are treated as PFICs, such U.S. Holder will be taxed on its cumulative annual pro rata share of the Company’s and Third Point Re’s ordinary earnings and net capital gains (regardless of whether any distributions were received) as if such U.S. Holder made such elections on a timely basis (i.e., on a non-retroactive basis), plus an interest charge to eliminate the tax deferral arising from the retroactive election.

In light of the uncertainty and lack of guidance regarding the application of the PFIC rules to companies engaged in an insurance business, a U.S. Holder may wish to consider filing a protective statement with respect to the Company and Third Point Re for the first taxable year in which such U.S. Holder holds our shares in order to preserve the ability to make a retroactive QEF election, if otherwise eligible to make such election. Prospective investors are strongly urged to consult with their own tax advisors regarding the mechanics and effects of filing a protective statement with respect to their interests in the Company and Third Point Re and of making a retroactive QEF election in the event it is subsequently determined that the Company and Third Point Re are deemed to be PFICs in any particular year.

Mark to Market Election

If our shares are treated as “marketable stock,” U.S. Holders may make a mark to market election. A U.S. Holder that makes a mark to market election will not be subject to the PFIC rules described above. Instead, such U.S. Holder will include as ordinary income or loss the difference between the fair market value of its shares at the end of the taxable year and its adjusted basis in the shares. However, ordinary losses will be limited to the net amount previously included in income as a result of the mark to market election. Such U.S. Holder’s basis in its shares will be adjusted to reflect any such income or loss amounts. The mark to market election is only available if our shares are regularly traded on certain United States securities exchanges or other exchanges designated by the United States Treasury. Our shares will be treated as regularly traded for a calendar year if they are traded for at least 15 days during each calendar year quarter.

In addition, it is unclear whether the mark to market election is available to a publicly-traded holding company, such as the Company, that becomes a PFIC on account of its lower-tier PFIC subsidiaries. The Code and the Regulations currently do not allow a mark to market election with respect to the stock of lower-tier PFICs that are non-marketable. There is also no provision that specifically provides that a mark to market election with respect to the stock of a publicly-traded holding company effectively exempts the indirect shareholders of lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. The Group believes that, because the fair market value of the stock of a holding company generally includes the fair market value of the stock of its subsidiaries, it would be reasonable for a U.S. Holder to take the position that a mark to market election made with respect to the stock of the holding company should apply to remove the lower-tier PFICs from the general PFIC rules. However, there can be no assurance that the IRS will agree with this position. In the case of a U.S. Holder that has not made a proper QEF election in the first year but makes a mark to market election in the following year, with respect to that following year, gain upon disposition of our shares, deemed gain under the mark to market regime or “excess distributions” generally will be subject to the special tax and interest charges of the PFIC rules.

Potential investors are strongly urged to consult their own tax advisors to determine whether the mark to market tax election will be available and the consequences resulting from such election.

Possible Classification of the Company and/or Third Point Re as Controlled Foreign Corporations

Each “United States 10% Shareholder” (as defined below) that owns, directly or indirectly through foreign entities, shares of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during any taxable year is required to include in its gross income for United States federal income tax purposes as ordinary income its pro rata share of the CFC’s “subpart F income” (as defined below) for such year. A United States 10% Shareholder is a United States person who owns (directly, indirectly through foreign entities or constructively) 10% or more of the total combined voting power of all classes of stock of a foreign corporation.

Subpart F income generally includes passive investment income, such as interest, dividends, and certain rent and royalties, and certain insurance income, including underwriting and investment income that is attributable to the issuing or reinsuring of any insurance or annuity contract, and that, absent an exception, generally would be taxed under the insurance company provisions of the Code if such income were the income of a United States insurance company.

We expect that all of the income of the Company and Third Point Re will be subpart F income. Subpart F income inclusion generally is applicable to United States 10% Shareholders that have a direct or indirect ownership interest in a CFC on the last day of the taxable year of the CFC. The subpart F income inclusion is required even if the subpart F income is not distributed. In addition, United States 10% Shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of United States property. Under the proposed regulations, an inclusion of subpart F income by a United States 10% shareholder will not be treated as a dividend for purposes of calculating the 3.8% tax on “net investment income” described above under “Taxation of Dividends.” However, actual distributions with respect to such income, which as previously taxed income will not be subject to U.S. federal income tax, will be treated as dividends for purposes of calculating net investment income and this 3.8% tax.

In general, a foreign corporation is treated as a CFC only if its United States 10% Shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock. However, for purposes of taking into account subpart F insurance income, a foreign corporation such as Third Point Re generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by United States 10% Shareholders.

The Company’s and Third Point Re’s Articles provide voting limitations designed to reduce the risk that the Company and Third Point Re would be considered CFCs. With those limitations, the Group believes that the Company and Third Point Re should either not be treated as CFCs or, if so treated by virtue of attribution rules, should not be treated as having United States 10% Shareholders for purposes of including Subpart F insurance income. However, because of the complexity of the attribution rules contained in the Code and the uncertainty of the effectiveness of these voting limitations, there can be no assurance that this will be the case. In addition, legislative proposals to change the definition of United States 10% Shareholder (see Risk Factors – Risks Related to Taxation - United States persons who own our shares may be subject to United States federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of shares) could, if enacted, cause certain investors to be treated as United States 10% Shareholders.

If the Company and Third Point Re are CFCs, the rules relating to PFICs generally would not apply to a U.S. Holder that is a United States 10% Shareholder. However, certain subpart F income may be taxable at higher rates than if such income were taxable income of a PFIC with respect to which a valid QEF election has been made.

Potential investors are strongly urged to consult their own tax advisors to determine whether their ownership of our shares will cause them to become a United States 10% Shareholder and the impact of such a classification.

Related Person Insurance Income

A different definition of CFC is applicable in the case of a foreign corporation which earns related person insurance income (“RPII”). RPII is subpart F insurance income of a foreign corporation attributable to insurance policies or reinsurance contracts where the person that is directly or indirectly insured or reinsured is a United States person who owns, directly or indirectly through foreign entities, any amount of stock in such foreign corporation (a “RPII Shareholder”) or a “related person” (as defined below) to such RPII Shareholder. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by a RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. Control is defined as ownership of more than 50% of either the value or voting power of the stock of a person after applying certain constructive ownership rules.

For purposes of taking into account RPII, and subject to the exceptions described below, Third Point Re will be treated as a CFC if RPII Shareholders collectively own, indirectly, 25% or more of the total combined voting power or value of Third Point Re’s stock on any day during a taxable year. If Third Point Re is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. Holder that owns our shares on the last day of any such taxable year must include in gross income for United States federal income tax purposes such U.S. Holder’s allocable share of RPII of Third Point Re for the entire taxable year, subject to certain modifications.

RPII Exceptions

The RPII rules do not apply if: (i) direct and indirect insureds and persons related to such insureds, whether or not United States persons, own, or are treated at all times during the taxable year as owning, directly or indirectly through foreign entities, less than 20% of the voting power and less than 20% of the value of the stock of Third Point Re; or (ii) Third Point Re’s RPII, determined on a gross basis, is less than 20% of Third Point Re’s gross insurance income for such taxable year.

The Group expects that it is likely that Third Point Re will fall within one or both of the RPII exceptions set forth above. However, if no exception to the RPII rules applies, a U.S. Holder that owns any shares on the last day of Third Point Re’s taxable year will be required to include such U.S. Holder’s allocable share of Third Point Re’s RPII for the entire taxable year in such U.S. Holder’s gross income for United States federal income tax purposes.

Computation of RPII

In order to determine how much RPII, if any, Third Point Re has earned in each taxable year, the Group intends to obtain and rely upon information from Third Point Re’s ceding companies to determine whether any of the ceding companies or persons related to such ceding companies are direct or indirect United States shareholders. The Group likely will not be able to determine whether any of the underlying insureds of its ceding companies are RPII Shareholders or related persons to such shareholders. Accordingly, the Group may not be able to determine accurately: whether Third Point Re qualifies for any RPII exception; or what the gross amount of RPII earned by Third Point Re in a given taxable year would be. The Group will take reasonable steps that it believes to be advisable to obtain the necessary information to determine the availability of the RPII exceptions and the amount of insurance income that is RPII. However, there can be no assurance that the Group will be able to obtain all necessary information to make the determinations.

Apportionment of RPII to United States Persons

If Third Point Re earns RPII, a shareholder that is a United States person may be apportioned more RPII than such shareholder’s proportionate share of such RPII under the apportionment rules prescribed by the Code. If Third Point Re has RPII and the Company makes a distribution of RPII to a U.S. Holder with respect to such U.S. Holder’s shares, the distribution will not be taxable to the extent such RPII has been allocated to and included in such U.S. Holder’s gross income for the taxable year in which the distribution was paid or for any prior year.

Uncertainty as to Application of the CFC and RPII Rules

The courts have not interpreted the RPII provisions and there are no definitive Regulations interpreting the RPII provisions, although proposed Regulations have existed since 1991. It is unclear whether the IRS will adopt the proposed Regulations or what changes or clarifications might ultimately be made to the proposed Regulations. Additionally, considerable uncertainty exists regarding the CFC rules pertaining to insurance. Any changes to the proposed and final Regulations governing CFCs and RPII, or any interpretation or application of the CFC and RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning and application of the CFC insurance and RPII provisions are uncertain. Finally, there can be no assurance that any amounts of subpart F insurance income or RPII inclusions reported by the Group to a U.S. Holder will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are strongly urged to consult their own tax advisors as to the effects of these uncertainties and as to the effects that the CFC insurance and RPII provisions may have on them and on their investment in our shares.

Basis Adjustments

A U.S. Holder’s tax basis in its shares will be increased by the amount of any subpart F income that such U.S. Holder includes in income under either the RPII or non-RPII CFC rules. Similarly, a U.S. Holder’s tax basis in its shares will be reduced by the amount of distributions of subpart F income that are excluded from income.

Information Reporting

Under certain circumstances, United States 10% Shareholders and RPII Shareholders of a CFC that own shares directly or indirectly through a foreign entity may be required to file IRS Form 5471. Furthermore, United States persons that directly or indirectly acquire 10% or more of the value of the shares of a foreign corporation may be required to file IRS Form 5471 in certain circumstances even if the entity is not a CFC.

Accordingly, if Third Point Re’s gross RPII for a taxable year constitutes 20% or more of its gross insurance income for the period, and the 20% ownership exception described above does not apply, any United States person treated as owning, directly or indirectly, any of Third Point Re’s ordinary shares on the last day of Third Point Re’s taxable year will be subject to the RPII rules and will be required to file IRS Form 5471. In addition, a U.S. Holder that owns, directly or indirectly, more than 10% of the vote or value of the Company’s outstanding shares at any time during the Company’s taxable year will be required in certain circumstances to file IRS Form 5471 even if the Company and Third Point Re are not CFCs. In addition, a United States person that transfers more than $100,000 in a 12-month period to a foreign corporation is required to file IRS Form 926 with the transferor’s U.S. federal income tax return for the year of the transfer. Failure to file IRS Form 5471 and Form 926 may result in penalties. A U.S. Holder may also have to file Form 8938 with respect to such U.S. Holder’s shares, as discussed below under “Disclosure Requirements for Specified Foreign Financial Assets.”

Tax-Exempt Shareholders

A tax-exempt entity that owns (directly, indirectly through a non-U.S. entity or constructively) any shares of stock in a CFC is generally required to treat as unrelated business taxable income (“UBTI”) the portion of any amount of subpart F insurance income included in such tax-exempt entity’s gross income under the CFC and RPII rules discussed above if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder.

If Third Point Re were treated as a CFC for a taxable year, then any tax-exempt entity treated as a United States 10% Shareholder would be required to treat a portion of the Group’s subpart F insurance income as UBTI. Moreover, if Third Point Re’s gross RPII were to equal or exceed 20% of its gross insurance income and the 20% ownership exception for RPII did not apply, then tax-exempt entities owning our shares would be required to treat a portion of the Group’s subpart F income as UBTI even if such tax-exempt entities were not treated as United States 10% Shareholders. Additionally, a tax-exempt entity that is treated as a United States 10% Shareholder or a RPII Shareholder must file IRS Form 5471 in the circumstances described above.

Potential investors that are tax-exempt entities are strongly urged to consult their own tax advisors as to the potential impact of the subpart F insurance income and UBTI provisions of the Code.

Dispositions of Our Shares

Generally, the difference between a U.S. Holder’s basis in its shares and the amount realized on the sale, exchange or other disposition of its shares will be includible in gross income as capital gain or loss, subject to the relevant discussion in this summary relating to the potential application of the CFC and PFIC rules. If a U.S. Holder’s holding period for its shares is more than one year, any gain will generally be subject to United States federal income tax at the rates applicable to long-term capital gain, subject to the PFIC provisions discussed above.

Under Section 1248 of the Code, any gain from the sale or exchange by a United States 10% Shareholder of shares in a CFC may be treated as a dividend to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares, subject to certain adjustments. If gain from the sale or exchange of our shares is recharacterized as dividend income under Section 1248 of the Code, the gain may be treated as “qualified dividend income” to non-corporate taxpayers and eligible for a reduced 20% rate of taxation, subject to the public trading and holding period requirements and PFIC provisions discussed above. Section 1248 also applies to the sale or exchange of shares by a United States person in a foreign corporation that earns RPII and is characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a United States corporation. Such dividend treatment applies to a United States person subject to the RPII rules regardless of whether such United States person is a United States 10% Shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). The proposed Regulations do not specifically address whether Section 1248 of the Code applies when an upper tier foreign corporation does not earn RPII directly and does not have United States 10% Shareholders but such foreign corporation has an insurance company subsidiary that is a CFC for purposes of requiring United States persons to take RPII into account.

The Group believes that it would be reasonable for a U.S. Holder to take the position that Section 1248 of the Code should not apply to dispositions of our shares because the Company will not have any United States 10% Shareholders and will not be directly engaged in the insurance business. However, there can be no assurance that the IRS will interpret the proposed Regulations in this manner or that the Treasury Department will not amend such Regulations, or issue other Regulations, to provide that Section 1248 of the Code applies to dispositions of our shares.

Potential investors are strongly urged to consult their own tax advisors regarding the application of these provisions to the disposition of our shares.

Foreign Tax Credit

The Group’s subpart F insurance income inclusions and dividends generally will constitute income from sources outside the United States and generally will be categorized as “passive” income for foreign tax credit limitation purposes. If, however, 50% or more (by vote or value) of the Group’s stock is treated as being owned by United States persons, the amount of dividends constituting income from sources outside the United States may be limited to the amount attributable to Third Point Re’s income from sources outside the United States. This foreign source limitation also applies to any gain from the sale of our shares that is treated as a dividend under Section 1248 of the Code. Thus, it may not be possible for U.S. Holders to utilize excess foreign tax credits to reduce United States tax on such income. The rules relating to U.S. foreign tax credits are very complex, and potential investors are strongly urged to consult their own tax advisors regarding the application of such rules.

Disclosure Requirements for Specified Foreign Financial Assets

Individual U.S. Holders (and certain U.S. entities specified in IRS guidance) who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns a statement setting forth certain information if the aggregate value of all such assets exceeds $50,000 on IRS Form 8938. “Specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution and may also include our shares if they are not held in an account maintained with a U.S. financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. U.S. Holders should consult their own tax advisors as to the possible application to them of this filing requirement.

Information Reporting and Backup Withholding

Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of dividends, if any, on our shares payable to shareholders of the Company or to paying agents or custodians located within the United States. In addition, a holder may be subject to backup withholding at the rate of 28% with respect to dividends paid by such persons unless such holder either (i) is a corporation, a non-United States person or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Sales of our shares through brokers by certain holders also may be subject to backup withholding, subject to certain exceptions. Backup withholding tax is not an additional tax and may be credited against a holder’s regular United States federal income tax liability.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Code and the Treasury Regulations promulgated thereunder (“FATCA”) generally impose a 30% withholding tax regime with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “foreign passthru payments” made by foreign financial institutions (“FFIs”) after December 31, 2018 (or, if later, the date on which the final U.S. Treasury Regulations that define “foreign passthru payments” are published. As a general matter, FATCA was designed to require U.S. persons’ direct and indirect ownership of certain non-U.S. accounts and non-U.S. entities to be reported to the IRS.

The Bermuda government has entered into a “Model 2” intergovernmental agreement (“IGA”) with the United States to implement FATCA. If the Company and/or Third Point Re are treated as FFIs for the purposes of FATCA, under the Model 2 IGA, the Company and/or Third Point Re will be directed to ‘register’ with the IRS and be required to comply with the requirements of FATCA, including due diligence, reporting and withholding. An FFI that satisfies the eligibility, information reporting and other requirements of the IGA will not be subject to the regular FATCA reporting and withholding obligations described below.

If the Company and/or Third Point Re are treated as FFIs for purposes of FATCA, withholdable payments and passthru payments made to the Company and/or Third Point Re will be subject to a 30% withholding tax unless an agreement with the IRS (an “FFI Agreement”) is in effect, pursuant to which the Company and/or Third Point Re would be required to provide information regarding its U.S. direct or indirect owners and to comply with other reporting, verification, due diligence and other procedures established by the IRS, including a requirement to seek waivers of non-U.S. laws that would prevent the reporting of such information. The IRS may terminate the FFI Agreement if the IRS notifies the Company and/or Third Point Re that it is out of compliance with the FFI Agreement and the Company and/or Third Point Re does not remediate the compliance failure. Even if the Company and Third Point Re are subject to an FFI Agreement, distributions to an investor that are treated as passthru payments generally will be subject to a 30% withholding tax (a) if the investor fails to provide information or take other actions required for the Company and/or Third Point Re to comply with the FFI Agreement including, in the case of a non-U.S. investor, providing information regarding certain U.S. direct and indirect owners of the investor (and, in certain circumstances, obtaining waivers of non-U.S. law to permit such reporting), or (b) if the investor is an FFI, unless the investor (i) is subject to an FFI Agreement, (ii) establishes that an exemption applies or (iii) is required to comply with FATCA under an applicable IGA.

Under FATCA, a foreign insurance company (or foreign holding company of an insurance company) that issues or is obligated to make payments with respect to an account is a foreign financial institution. For this purpose, insurance contracts treated as having “cash value” and annuity contracts issued or maintained by a financial institution are considered accounts, and certain term life insurance contracts are not considered accounts. Insurance companies that issue only property and casualty insurance contracts, or that only issue life insurance contracts lacking cash value (or that provide for limited cash value) generally would not be considered FFIs under the final regulations. However, a holding company may be treated as an FFI if it is formed in connection with or availed of by a collective investment vehicle, mutual fund, exchange traded fund, hedge fund, venture capital fund, leveraged buyout fund, or any similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. Moreover, a company may be treated as an FFI if its gross income is primarily attributable to investing, reinvesting, or trading in financial assets and the entity is managed by an FFI, or the entity functions or holds itself out as an investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. There can be no certainty as to whether Company and/or Third Point Re will be treated as a “foreign financial institution” under FATCA. Even if the Company and Third Point Re are not treated as FFIs, then depending on whether the shares of the Company are treated as “regularly traded on one or more established securities markets” under the FATCA rules and whether the income and assets of Third Point Re meet the requirements for the treatment of Third Point Re as an “active NFFE,” withholdable payments to the Company and/or Third Point Re may be subject to a 30% withholding tax unless the Company and/or Third Point Re provide information regarding its U.S. direct or indirect owners.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Certain of our directors are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our common shares by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our common shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common shares by an ERISA Plan with respect to which we or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our common shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in our common shares. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the common shares should consult with its counsel before purchasing common shares to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, our common shares should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acquiring our common shares, each purchaser and subsequent transferee of our common shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold our common shares constitutes assets of any Plan or (ii) the acquisition and holding of our common shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, if any purchaser of our common shares is using assets of any ERISA Plan to acquire or hold our common shares, such purchaser will be deemed to represent that (i) none of us, the underwriter, and any of our or its respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to, our common shares and none of us, the underwriter, and any of our or its respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to, our common shares and (ii) the decision to invest in our common shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of us and the underwriter; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in our common shares and is responsible for exercising independent judgment in evaluating the investment in our common shares; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us, the underwriter and any of our or its respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in our common shares, and (II) the underwriter and its affiliates have a financial interest in the purchaser’s or transferee’s investment in our common shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common shares (and holding the common shares) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common shares as described in this prospectus supplement.

Purchasers of the common shares have the exclusive responsibility for ensuring that their purchase and holding of the common shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the common shares is appropriate for any Plan in general or whether such investment is appropriate for any particular plan or arrangement.

UNDERWRITING

J.P. Morgan Securities LLC is acting as the underwriter for this offering. The selling shareholders will enter into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of common shares listed next to its name in the following table:

Underwriter	Number of Shares
J.P. Morgan Securities LLC	15,000,000

The underwriter is committed to purchase all the common shares offered by the selling shareholders if it purchases any shares.

The underwriter has an option to buy up to an additional 2,250,000 common shares from the selling shareholders to cover sales by the underwriter of a greater number of common shares than the total number set forth above. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

The underwriter has agreed to purchase our common shares from the selling shareholders at a price of $15.57 per share, which will result in proceeds to the selling shareholders, before expenses, of approximately $233,550,000 (or $268,582,500 if the underwriter’s option to purchase additional shares is exercised in full). The underwriter intends to offer for sale the common shares at a price to the public of $15.75 per share. The underwriter may offer the common shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $500,000. The selling shareholders will bear the underwriting commissions and discounts attributable to their sale of our common shares, and we will bear the remaining expenses. We have agreed to reimburse the underwriter for expenses up to a maximum of $25,000, relating to any filing with, and clearance of this offering with, the Financial Regulatory Authority, Inc., or FINRA.

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided in the underwriting agreement, of any of our securities that are substantially similar to the securities offered hereby, including but not limited to any options or warrants to purchase our common shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common shares or any such substantially similar securities, or (ii) enter into any swap, hedging or other transaction which is designed or which reasonably could be expected to lead to or result in a sale or disposition of our common shares, in each case without the prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement, subject to limited exceptions.

Our directors and executive officers and the selling shareholders will enter into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our common shares, or any options or warrants to purchase any of our common shares, or any securities convertible into, exchangeable for or that represent the right to receive our common shares, subject to certain exceptions.

We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute payments that the underwriter may be required to make in that respect.

Our common shares are listed on the NYSE under the symbol TPRE.

The underwriter has advised us and the selling shareholders that, in connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriter of a greater number of common shares than it is required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. The underwriter may close out any covered short position by purchasing shares in the open market.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below), each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

B.	to fewer than 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), per Relevant Member State, subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement, the accompanying prospectus and any other material in relation to the shares described herein (the “Shares”) are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons”. The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Shares will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement, the accompanying prospectus or their contents. The Shares are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Hong Kong

This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and any rules made thereunder, or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the Financial Instruments and Exchange Law, and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or the FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or the CISA, and accordingly the shares being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public, as this term is defined in Article 3 CISA, in or from Switzerland. The shares may solely be offered to “qualified investors,” (as this term is defined in Article 10 CISA) and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or the CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the accompanying prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus do not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement and the accompanying prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement and the accompanying prospectus are intended for the original recipient only and must not be provided to any other person. This prospectus supplement and the accompanying prospectus are not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

VALIDITY OF COMMON SHARES

The validity of the common shares offered in this offering will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain other legal matters relating to the offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriter by Willkie Farr & Gallagher LLP. In addition, Willkie Farr & Gallagher LLP has in the past provided, and may continue to provide, legal services to the Company, Third Point LLC and their respective affiliates.

EXPERTS

The consolidated financial statements of Third Point Reinsurance Ltd. appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and any accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common shares offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement and the documents incorporated or deemed to be incorporated by reference therein, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement and the documents incorporated or deemed to be incorporated by reference therein, including the exhibits and schedules thereto, are also available at your request, without charge, from Third Point Reinsurance Ltd., 3 Waterloo Lane, Pembroke, Bermuda HM 08.

We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website.

You may access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://www.thirdpointre.com/investors/financial-information/sec-filings/

default.aspx). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through, our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated or deemed to be incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017 (SEC File No. 001-36052);

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the SEC on May 5, 2017, August 3, 2017 and November 9, 2017, respectively (SEC File No. 001-36052);

•	our Current Reports on Form 8-K filed with the SEC on February 23, 2017 (Item 8.01 and Exhibit 99.3 only), May 5, 2017, August 8, 2017 and November 8, 2017 (Item 5.02 and Exhibit 99.3 only);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2017 (SEC File No. 001-36052) (only those parts incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016);

•	the description of share capital contained in the Registration Statement on Form 8-A, as filed with the SEC on August 8, 2013 (SEC File No. 001-36052), as supplemented by the “Description of Share Capital” included in this prospectus; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement.

You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement incorporated by reference in this prospectus supplement from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus supplement.

Any person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus supplement, without charge, by written or oral request directed to Third Point Reinsurance Ltd., 3 Waterloo Lane, Pembroke, Bermuda HM 08, Telephone: (441) 542 3300 or the Investor Relations portion of our website at http://www.thirdpointre.com/investors/financial-information/sec-filings/

default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” All other information contained on our website is not a part of this prospectus supplement. Documents incorporated or deemed to be incorporated by reference in this prospectus supplement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PROSPECTUS

Third Point Reinsurance Ltd.

Common Shares

This prospectus relates to the resale, from time to time, of our common shares, par value $0.10 per share, by the selling shareholders named in the prospectus. Any selling shareholder may offer and sell our common shares held by them directly or through underwriters, agents or broker-dealers, in amounts, at prices and on terms that will be determined at the time of the offer and sale. For more information, see “Plan of Distribution.” We will not receive any proceeds from sales of the shares offered by the selling shareholders pursuant to this prospectus, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions.

The common shares of Third Point Reinsurance Ltd. are listed on the New York Stock Exchange under the symbol TPRE. The last reported sale price of our common shares on November 10, 2017 was $16.85 per share.

Investing in our common shares involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our common shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is November 13, 2017.

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us,” “TPRE” and the “Company,” refer to Third Point Reinsurance Ltd. and its directly and indirectly owned subsidiaries, including Third Point Reinsurance Company Ltd. (“Third Point Re”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), as a combined entity, except where otherwise stated or where it is clear that the terms mean only Third Point Reinsurance Ltd. exclusive of its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders over time may offer and sell our common shares in one or more offerings or resales. This prospectus provides you with a general description of common shares the selling shareholders may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholders. Any prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

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OUR COMPANY

We are a holding company domiciled in Bermuda. Through our reinsurance subsidiaries, Third Point Re and Third Point Re USA, we provide specialty property and casualty reinsurance products to insurance and reinsurance companies on a worldwide basis. Our goal is to deliver attractive equity returns to our shareholders by combining profitable reinsurance underwriting with superior investment management provided by Third Point LLC, our investment manager. We believe that our reinsurance and investment strategy differentiates us from our competitors.

Our reinsurance strategy is to be highly opportunistic and disciplined. During periods of extremely competitive or soft reinsurance market conditions, we intend to be selective with regard to the amount and type of reinsurance we write and conserve our risk-taking capital for periods when market conditions are more favorable to us from a pricing and terms and conditions perspective.

Our senior management team has significant senior leadership and underwriting experience in the reinsurance industry. We believe that our experience and longstanding relationships with our insurance and reinsurance company clients, senior reinsurance brokers, insurance regulators and rating agencies are an important competitive advantage.

Substantially all of our investable assets are managed by our investment manager, Third Point LLC, which is wholly owned by Daniel S. Loeb, one of our founding shareholders. Third Point LLC is an SEC-registered investment adviser headquartered in New York, managing $14.3 billion in assets as of December 31, 2016. We directly own our investments, which are held in separate accounts and are managed by Third Point LLC on substantially the same basis as its main hedge funds, including Third Point Partners L.P., the original Third Point LLC hedge fund.

Our reinsurance strategy is to build a portfolio that generates stable underwriting results, with margins commensurate with the amount of risk assumed, by opportunistically targeting sub-sectors of the market and specific situations where reinsurance capacity and alternatives may be constrained. Our management team has differentiated expertise that allows us to identify profitable reinsurance opportunities. The level of volatility in our reinsurance portfolio will be determined by market conditions, but will typically be lower than that of most other reinsurance companies. We manage reinsurance volatility by predominantly focusing on lines of business that have historically demonstrated more stable return characteristics. We seek to further manage the volatility of our reinsurance results by writing reinsurance contracts on a quota share basis, where we assume an agreed percentage of premiums and losses for a portfolio of insurance policies or reinsurance contracts. We also make use of contractual terms and conditions within our reinsurance contracts that may include individual or aggregate loss occurrence limits, which limit the dollar amount of loss that we can incur from a particular occurrence or series of occurrences within the term of the reinsurance contract; loss ratio caps, which limit the maximum loss we can incur pursuant to a contract to a defined loss ratio; sliding scale commissions that vary in accordance with the client’s performance; loss corridors, which limit the dollar amount of loss within a contract structure; and sub-limits and exclusions for specific risks not covered by a particular reinsurance contract.

Our investment strategy distinguishes us from most other reinsurers, who typically concentrate their investment portfolios on long-only, investment grade, shorter-term, fixed income securities. As implemented by our investment manager, Third Point LLC, our investment strategy is intended to achieve superior risk-adjusted returns by deploying capital in both long and short investments with favorable risk/reward characteristics across select asset classes, sectors and geographies. Third Point LLC identifies investment opportunities via a bottom-up, value-oriented approach to single security analysis supplemented by a top-down view of portfolio and risk management. Third Point LLC seeks dislocations in certain areas of the capital markets or in the pricing of particular securities and supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures. Dislocations in capital markets refer to any major movements in prices of the capital markets as a whole, certain segments of the market, or a specific security. If Third Point LLC has what it considers to be a differentiated view from the perceived market sentiment with respect to such movement, Third Point LLC may trade securities in our investment accounts based on that differentiated view. If the ultimate market reaction with respect to the event or movement ultimately proves to be closer to Third Point LLC’s original viewpoint, we may have investment gains in our investment portfolio as a result of the shift in market sentiment. Through our investment manager, Third Point LLC, we make investments globally, in both developed and emerging markets, in all sectors, and in equity, credit, commodity, currency, options and other instruments.

For further discussion of our company, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus. Our principal executive offices are located at 3 Waterloo Lane, Pembroke, Bermuda, HM 08, and our telephone number at that address is (441-542-3300).

RISK FACTORS

Investing in our common shares involves a high degree of risk. Our reputation, business, financial position, results of operations and cash flows are subject to various risks. You should consider and read carefully all of the risks and uncertainties described below and in any accompanying prospectus supplement, as well as other information included or incorporated by reference in this prospectus, including our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in our Quarterly Reports on Form 10-Q, each of which is incorporated by reference in this prospectus, before making an investment decision. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us could materially and adversely affect our reputation, business, financial position, results of operations or cash flows. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.

Risks Relating to Our Business

Our results of operations fluctuate from period to period and may not be indicative of our long-term prospects.

The performance of our reinsurance operations and our investment portfolio fluctuate from period to period. Fluctuations result from a variety of factors, including:

•	the performance of our investment portfolio;

•	reinsurance contract pricing;

•	our assessment of the quality of available reinsurance opportunities;

•	the volume and mix of reinsurance products we underwrite;

•	loss experience on our reinsurance liabilities; and

•	our ability to assess and integrate our risk management strategy properly.

In particular, we seek to underwrite products and make investments to achieve a favorable return on equity over the long term. In addition, our opportunistic nature and focus on long-term growth in book value will result in fluctuations in total premiums written from period to period as we concentrate on underwriting contracts that we believe will generate better long-term, rather than short-term, results. Accordingly, our short-term results of operations may not be indicative of our long-term prospects.

Established competitors with greater resources may make it difficult for us to effectively market our products or offer our products at a profit.

The reinsurance industry is highly competitive. We compete with major reinsurers, many of which have substantially greater financial, marketing and management resources than we do, as well as other potential providers of capital willing to assume insurance or reinsurance risk. Competition in the types of business that we underwrite is based on many factors, including:

•	price of reinsurance coverage;

•	the general reputation and perceived financial strength of the reinsurer;

•	relationships with reinsurance brokers;

•	terms and conditions of products offered;

•	ratings assigned by independent rating agencies;

•	speed of claims payment and reputation; and

•	the experience and reputation of the members of our underwriting team in the particular lines of reinsurance we seek to underwrite.

Our competitors include, among others, Alleghany Corporation, Arch Capital Group Ltd., AXIS Capital Holdings Ltd., Chubb Limited, Everest Re Group, Ltd., Greenlight Reinsurance Ltd., Hamilton Insurance Group Ltd., Hannover Rückversicherung AG, Maiden Holdings Ltd., Münchener Rückversicherungs-Gesellschaft AG., PartnerRe Ltd., Swiss Re Limited, Tokio Marine Holdings, Inc., Watford Re Ltd. and XL Group Ltd.

We cannot assure you that we will be able to compete successfully in the reinsurance market. Our failure to compete effectively would significantly and negatively affect our financial condition and results of operations and may increase the likelihood that we are deemed to be a passive foreign investment company or an investment company. See “Risks Relating to Insurance and Other Regulation—We are subject to the risk of becoming an investment company under U.S. federal securities law” and “Risks Relating to Taxation—United States persons who own our shares may be subject to United States federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of shares.”

If actual renewals of our existing contracts do not meet expectations, our premiums written in future years and our future results of operations could be materially adversely affected.

Many of our contracts are written for a one-year term. In our financial forecasting process, we make assumptions about the renewal of certain prior year’s contracts. The insurance and reinsurance industries have historically been cyclical businesses with periods of intense competition, often based on price. If actual renewals do not meet expectations or if we choose not to write on a renewal basis because of pricing conditions, our premiums written in future years and our future operations would be materially adversely affected.

The inherent uncertainty of models and the use of such models as a tool to evaluate risk may have an adverse effect on our financial results.

We make use of quantitative models to evaluate potential reinsurance transactions, to reserve for transactions once they are bound and to assess our risk related to our reinsurance and investment portfolios. These models have been developed internally and in some cases they make use of third party software. The construction of these models and the selection of assumptions requires significant actuarial judgment. Furthermore, these models typically rely on either cedent or industry data, both of which may be incomplete or may be subject to errors. Given the inherent uncertainty in these models as well as the underlying assumptions and data, the results of our models may not accurately address the emergence of a variety of matters which might impact certain of our coverages. Accordingly, these models may understate the exposures we are assuming and our financial results may be adversely affected, perhaps significantly. Any such impact could also be felt across our reinsurance contract portfolio, since similar models and judgment are used in analyzing the majority of our transactions.

Operational risks, including human or systems failures, are inherent in our business.

Operational risks and losses can result from many sources including fraud, errors by employees, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements or information technology failures.

We believe our modeling, underwriting and information technology and application systems are critical to our business and reputation. Moreover, our technology and applications are an important part of our underwriting process and our ability to compete successfully. We have licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable systems, or that our technology or applications will continue to operate as intended. In addition, we cannot be certain that we would be able to replace these systems without slowing our underwriting response time. A major defect or failure in our internal controls or information technology and application systems could result in management distraction, harm to our reputation, a loss or delay of revenues or increased expense.

Technology breaches or failures, including those resulting from a malicious cyber-attack on us or our business partners and service providers, could disrupt or otherwise negatively impact our business.

We rely on information technology systems to process, transmit, store and protect the electronic information, financial data and proprietary models that are critical to our business. Furthermore, a significant portion of the communications between our employees and our business, banking and investment partners depends on information technology and electronic information exchange. Like all companies, our information technology systems are vulnerable to data breaches, interruptions or failures due to events that may be beyond our control, including, but not limited to, natural disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures.

We believe that we have established and implemented appropriate security measures, controls and procedures to safeguard our information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems, and we periodically evaluate and test the adequacy of such systems, controls and procedures. In addition, we have established a business continuity plan which is designed to ensure that we are able to maintain all aspects of our key business processes functioning in the midst of certain disruptive events, including any disruptions to or breaches of our information technology systems. Our business continuity plan is routinely tested and evaluated for adequacy. Despite these safeguards, disruptions to and breaches of our information technology systems are possible and may negatively impact our business.

It is possible that insurance policies we have in place with third parties would not entirely protect us in the event that we experienced a breach, interruption or widespread failure of our information technology systems. Furthermore, we have not secured insurance coverage designed to specifically protect us from an economic loss resulting from such events.

Although we have never experienced any known or threatened cases involving unauthorized access to our information technology systems or unauthorized appropriation of the data contained within such systems, we have no assurance that such technology breaches will not occur in the future.

We may not be able to manage our growth effectively.

We intend to continue to grow our business in the future. In February 2015, we began reinsurance operations in the United States through Third Point Re USA. This expansion, and future expansions and new physical presence, could require additional capital, systems development and skilled personnel. We cannot assure you that we will be able to meet our capital needs, expand our systems effectively, allocate our human resources optimally, identify and hire qualified employees or incorporate effectively the components of any businesses we may acquire in our effort to achieve growth. Additionally, as we grow, the ability of our management to source sufficient reasonably priced reinsurance business in the segments we target may be limited. The failure to manage our growth effectively could have a material adverse effect on our business, financial condition, and results of operations.

Our losses may exceed our loss reserves, which could significantly and negatively affect our business.

Our results of operations and financial condition depends upon our ability to assess accurately the potential losses associated with the risks we reinsure. Reserves are estimates of claims an insurer ultimately expects to pay, based upon facts and circumstances known at the time, predictions of future events, estimates of future trends in claim severity and other variable factors. The inherent uncertainties of estimating loss reserves generally are greater for reinsurance companies as compared to primary insurers, primarily due to:

•	the lapse of time from the occurrence of an event to the reporting of the claim and the ultimate resolution or settlement of the claim;

•	the diversity of development patterns among different types of reinsurance treaties; and

•	heavier reliance on the client for information regarding claims.

Actual losses and loss adjustment expenses paid may deviate substantially from the estimates of our loss reserves, to our detriment. If we determine our loss reserves to be inadequate, we will increase our loss reserves with a corresponding reduction in our net income in the period in which we identify the deficiency. Such a reduction would negatively affect our results of operations. If our losses exceed our loss reserves, our financial condition may be significantly and negatively affected.

As a recently formed reinsurance company, we do not have the benefit of extended loss experience with our cedents. With additional time, we may determine that our cedents’ loss emergence, incurred and payment patterns are different from those implied in the original submission data. Consequently, we may experience greater than average deviation in our loss reserve estimates when compared to our more established competitors.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition and results of operations.

Although we seek to mitigate our loss exposure through a variety of methods, property and casualty reinsurance risk is inherently unpredictable. It is difficult to predict the timing, frequency and severity of loss events with statistical certainty or estimate the amount of loss any given occurrence will generate. It is not possible to completely eliminate our exposure to unforecasted or unpredictable events and, to the extent that losses from such risks occur, our financial condition and results of operations could be materially adversely affected.

We seek to manage reinsurance volatility by focusing on lines of business that have historically demonstrated more stable return characteristics, such as property quota share, auto, and workers’ compensation. These lines of business are often characterized as having exposure to higher frequency and lower severity claims activity, although this has not always been the case. We seek to further manage the volatility of our reinsurance results by writing contracts on a quota share basis and through the use of contractual terms and conditions, such as loss ratio caps, within our reinsurance contracts. However, there can be no assurance that these terms and conditions will be effective in mitigating our exposure. The failure or ineffectiveness of any of our terms and conditions could have a material adverse effect on our financial condition and results of operations.

We also write reinsurance contracts that seek to provide protection against adverse development on loss reserves. We seek to provide this type of coverage only on relatively stable reserves where we agree with the client’s reserving practices and actuarially determined reserve levels.

The property and casualty reinsurance industry is highly cyclical, and we expect to continue to experience periods characterized by excess underwriting capacity and unfavorable premium rates.

Historically, reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of capacity, general economic conditions, including inflation, changes in equity, debt and other investment markets, changes in legislation, case law and prevailing concepts of liability and other factors. In particular, demand for reinsurance is influenced significantly by the underwriting results of primary insurers and prevailing general economic conditions. The supply of reinsurance is related to prevailing prices and levels of surplus capacity that, in turn, may fluctuate in response to changes in rates of return being realized in the reinsurance industry on both underwriting and investment sides.

As a result, the reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to high levels of available underwriting capacity as well as periods when shortages of capacity have permitted favorable premium levels and changes in terms and conditions. The supply of available reinsurance capital has increased over the past several years and may increase further, either as a result of capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers.

Continued increases in the supply of reinsurance may have consequences for us and for the reinsurance industry generally, including fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention, and less favorable policy terms and conditions. As a result, we may be unable to fully execute our reinsurance strategy of selling lower-volatility business. The effects of cyclicality could significantly and negatively affect our financial condition and results of operations and could limit their comparability from period to period and year over year.

The effect of emerging claim and coverage issues on our business is uncertain.

As industry practices and legal, judicial and regulatory conditions change, unexpected issues related to claims and coverage may emerge. Various provisions of our contracts, such as limitations or exclusions from coverage or choice of forum, may be difficult to enforce in the manner we intend, due to, among other things, disputes relating to coverage and choice of legal forum. These issues may adversely affect our business by either extending coverage beyond the period that we intended or by increasing the number or size of claims. In some instances, these changes may not manifest themselves until many years after we have issued insurance or reinsurance contracts that are affected by these changes. As a result, we may not be able to ascertain the full extent of our liabilities under our insurance or reinsurance contracts for many years following the issuance of our contracts. The effects of unforeseen development or substantial government intervention could adversely impact our ability to adhere to our goals.

A downgrade or withdrawal of our A.M. Best rating would significantly and negatively affect our ability to implement our business strategy successfully.

Companies, insurers and reinsurance brokers use ratings from independent ratings agencies as an important means of assessing the financial strength and quality of reinsurers. A.M. Best has assigned each of our reinsurance company subsidiaries a financial strength rating of A- (Excellent), which is the fourth highest of 15 ratings that A.M. Best issues. This rating reflects the rating agency’s opinion of the applicable insurer’s financial strength, operating performance and ability to meet obligations. It is not an evaluation directed toward the protection of investors or a recommendation to buy, sell or hold our shares. A.M. Best periodically reviews our rating, and may revise it downward or revoke it at its sole discretion based primarily on its analysis of our balance sheet strength, operating performance and business profile. Factors which may affect such an analysis include:

•	if we change our business practices from our organizational business plan in a manner that no longer supports A.M. Best’s initial rating;

•	if unfavorable financial or market trends impact us;

•	if losses exceed loss reserves;

•	if we are unable to retain our senior management and other key personnel;

•	if our investment portfolio incurs significant losses; or

•	if A.M. Best alters its capital adequacy assessment methodology in a manner that would adversely affect the rating of Third Point Re or Third Point Re USA.

If A.M. Best downgrades the rating of either of Third Point Re or Third Point Re USA below A- (Excellent), places either reinsurer on credit watch or withdraws its rating, we could be severely limited or prevented from writing any new reinsurance contracts from the affected reinsurer which would significantly and negatively affect our ability to implement our business strategy. A downgrade may also require us to establish trusts or post letters of credit for ceding company clients. In addition, almost all of our reinsurance contracts provide the client with the right to terminate the agreement or require us to transfer premiums on a funds withheld basis if our A- (Excellent) A.M. Best rating is downgraded.

In February 2015, Third Point Re (USA) Holdings Inc., our wholly owned subsidiary, completed a public offering of $115.0 million in aggregate principal amount of 7.0% senior notes due 2025 (the “Senior Notes”). The Senior Notes are fully and unconditionally guaranteed (the “Guarantee”) by Third Point Reinsurance Ltd. In certain circumstances, a downgrade of the rating assigned to the Senior Notes would result in an increase in the annual interest rate payable on the Senior Notes or, if a change of control of TPRE has also occurred, an obligation for us to make an offer to repurchase the Senior Notes at a premium. Either of these outcomes would require use of cash that we might otherwise use in operating our business; further, we may not have sufficient funds to satisfy these obligations, which could result in an event of default under the indenture governing the Senior Notes. See “Inability to service our indebtedness could adversely affect our liquidity and financial condition and could potentially result in a downgrade or withdrawal of our credit ratings, any of which would adversely affect our ability to implement our business strategy.”

A significant decrease in our capital or surplus could enable certain clients to terminate reinsurance agreements or to require additional collateral.

Certain of our reinsurance contracts contain provisions that permit our clients to cancel the contract or require additional collateral in the event of a downgrade in our ratings below specified levels or a reduction of our capital or surplus below specified levels over the course of the agreement. Whether a client would exercise such cancellation rights would likely depend, among other things, on the reason the provision is triggered, the prevailing market conditions, the degree of unexpired coverage and the pricing and availability of replacement reinsurance coverage.

If any such provisions were to become exercisable, we cannot predict whether or how many of our clients would actually exercise such rights or the extent to which such rights would have a significant and negative effect on our financial condition, results of operations or future prospects but they could have a significant adverse effect on our operations and our ability to post sufficient collateral for reinsurance obligations.

We are dependent on key executives, the loss of whom could adversely affect our business.

Our future success depends to a significant extent on the efforts of our senior management and our senior underwriting executives to implement our business strategy. We believe there are only a limited number of available and qualified executives with substantial experience in our industry. Accordingly, the loss of the services of one or more of the members of our senior management or other key personnel could delay or prevent us from fully implementing our business strategy and, consequently, significantly and negatively affect our business.

We do not currently maintain key man life insurance with respect to any of our senior management. If any member of senior management dies or becomes incapacitated, or leaves the company to pursue employment opportunities elsewhere, we would be solely responsible for locating an adequate replacement for such senior management and for bearing any related cost. To the extent that we are unable to locate an adequate replacement or are unable to do so within a reasonable period of time, our business may be significantly and negatively affected.

In addition, our business operations require the services of a number of specialized employees to carry out day-to-day business operations. There can be no assurance that we can attract and retain the necessary employees to conduct our business activities on a timely basis or at all.

Our inability to provide collateral to certain counterparties on commercially acceptable terms as we grow could significantly and negatively affect our ability to implement our business strategy.

Neither Third Point Re nor Third Point Re USA is licensed or admitted as a reinsurer in any jurisdiction other than Bermuda. Certain jurisdictions, including in the United States, do not permit insurance companies to take statutory credit for reinsurance obtained from unlicensed or non-admitted insurers unless appropriate security measures are implemented. Consequently, certain clients require us to obtain a letter of credit or provide other collateral through funds withheld or trust arrangements. In connection with obtaining letter of credit facilities, we are typically required to provide customary collateral to the letter of credit provider in order to secure our obligations under the facility. Our ability to provide collateral, and the costs at which we provide collateral, is primarily dependent on the composition of our investment portfolio.

Typically, both letters of credit and collateral trust agreements are collateralized with cash or fixed-income securities. Banks may be willing to accept our investment portfolio as collateral, but on terms that may be less favorable to us than reinsurance companies that invest solely or predominantly in fixed-income securities. The inability to renew, maintain or obtain letters of credit or to source acceptable collateral for letters of credit or collateral trust agreements may significantly limit the amount of reinsurance we can write or require us to modify our investment strategy.

We expect to need additional collateral capacity as we grow, and if we are unable to renew, maintain or increase our collateral capacity or are unable to do so on commercially acceptable terms, such a development could significantly and negatively affect our ability to implement our business strategy.

Our ability to pay dividends may be constrained by our holding company structure and certain regulatory and other factors.

Third Point Reinsurance Ltd. is a holding company that conducts no reinsurance operations of its own. The majority of our reinsurance operations are conducted through our wholly-owned operating subsidiaries, Third Point Re and Third Point Re USA. Our cash flows currently consist primarily of dividends and other permissible payments from Third Point Re and Third Point Re USA. Third Point Reinsurance Ltd. depends on such payments to receive funds to meet its obligations, including the payment of any dividends and other distributions to our shareholders and any payment obligations in respect of its guarantee of the Senior Notes issued by Third Point Re (USA) Holdings Inc. (“TPRUSA”) in February 2015. See “Inability to service our indebtedness could adversely affect our liquidity and financial condition and could potentially result in a downgrade or withdrawal of our credit ratings, any of which would adversely affect our ability to implement our business strategy.”

In order to remain in compliance with the Net Worth Maintenance Agreement, we must have committed funds sufficient to, and must continue to, maintain a minimum level of capital at Third Point Re USA of $250.0 million. Failure to maintain the minimum level of capital required by the Net Worth Maintenance Agreement could limit or prevent Third Point Re USA from paying dividends to us.

Third Point Reinsurance Ltd. is indirectly subject to Bermuda regulatory constraints placed on Third Point Re and Third Point Re USA. This affects our ability to pay dividends on the shares and make other payments. Under the Insurance Act, Third Point Re and Third Point Re USA, as Class 4 insurers, are prohibited from declaring or paying a dividend if the relevant insurer in breach of its minimum solvency margin (“MSM”), enhanced capital ratio (“ECR”) or minimum liquidity ratio or if the declaration or payment of such dividend would cause such a breach. Where either Third Point Re or Third Point USA, as Class 4 insurers, fails to meet its MSM or minimum liquidity ratio on the last day of any financial year, they are prohibited from declaring or paying any dividends during the next financial year without the approval of the BMA.

In addition, Third Point Re and Third Point Re USA, as Class 4 insurers, are prohibited from declaring or paying in any financial year dividends of more than 25% of their respective total statutory capital and surplus (as shown on its previous financial year’s statutory balance sheet) unless they file (at least seven days before payment of such dividends) with the BMA an affidavit signed by at least two directors (one of whom must be a Bermuda resident director if any of the insurer’s directors are resident in Bermuda) and the relevant insurer’s principal representative stating that the relevant insurer will continue to meet its solvency margin and minimum liquidity ratios. Where such an affidavit is filed, it shall be available for public inspection at the offices of the BMA.

In addition, under the Bermuda Companies Act 1981, as amended (the “Companies Act”), Bermuda companies such as Third Point Reinsurance Ltd., Third Point Re and Third Point Re USA may not declare or pay a dividend if there are reasonable grounds for believing that the relevant Bermuda company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities.

Inability to service our indebtedness could adversely affect our liquidity and financial condition and could potentially result in a downgrade or withdrawal of our credit ratings, any of which would adversely affect our ability to implement our business strategy.

In February 2015, Third Point Re (USA) Holdings Inc., our wholly owned subsidiary, completed a public offering of $115.0 million in aggregate principal amount of Senior Notes. The Senior Notes are fully and unconditionally guaranteed (the “Guarantee”) by Third Point Reinsurance Ltd.

The Senior Notes are an obligation of TPRUSA, and the Guarantee is an obligation of TPRE. Each of TPRUSA and TPRE is a holding company and, accordingly, conduct substantially all operations through their respective operating subsidiaries. As a result, TPRUSA’s cash flow and its ability to service its debt, as well as TPRE’s ability to satisfy its obligations pursuant to the Guarantee, depend upon the earnings of their respective operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to TPRUSA or TPRE, as applicable. See “Risk Factors—Our ability to pay dividends may be constrained by our holding company structure and certain regulatory and other factors.”

The operating subsidiaries of TPRUSA and TPRE are separate and distinct legal entities and have no obligation to pay any amounts due on the Senior Notes or the Guarantee or to provide TPRUSA or TPRE with funds for their respective payment obligations, whether by dividends, distributions, loans or other payments. There can be no assurance that our operating subsidiaries will generate sufficient cash flow from operations, or that future financing sources will be available to us in amounts sufficient to satisfy our obligations under our indebtedness, to refinance our indebtedness on acceptable terms or at all, or to fund our other business needs. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by TPRUSA’s or TPRE’s subsidiaries to TPRUSA or TPRE could be subject to statutory or contractual restrictions. Moreover, since certain of TPRUSA’s and TPRE’s respective subsidiaries are insurance companies, their ability to pay dividends to TPRUSA or TPRE, as applicable, is subject to regulatory limitations. See “Business—Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

To the extent that either TPRUSA or TPRE needs funds but its subsidiaries are restricted from making such distributions under applicable law or regulation, or are otherwise unable to distribute funds, the liquidity and financial condition of TPRUSA or TPRE, as applicable, would be adversely affected and we would potentially be unable to satisfy our obligations under the Senior Notes, the Guarantee or any other indebtedness. If we cannot service our indebtedness, the implementation of our business strategy would be impeded, and we could be prevented from entering into transactions that would otherwise benefit our business.

The rights of TPRUSA and TPRE to receive any assets of any of their respective subsidiaries upon liquidation or reorganization of such subsidiaries, and therefore the rights of the holders of the Senior Notes, to participate in those assets, will be structurally subordinated to the claims of such subsidiary’s creditors. In addition, even if TPRUSA or TPRE were a creditor of any of their respective subsidiaries, the rights of TPRUSA or TPRE, as applicable, as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it. The Senior Notes and the Guarantee would also be structurally subordinated to the rights of the holders of any preferred stock or shares issued by the subsidiaries of either TPRUSA or TPRE, as applicable, whether currently outstanding or issued hereafter. Moreover, the rights of shareholders of TPRE to receive any assets of TPRE upon liquidation or reorganization of TPRE would be subordinate to all of the foregoing claims.

Our indebtedness may limit cash flow available to invest in the ongoing needs of our business, and may otherwise place us at a competitive disadvantage compared to our competitors.

We could in the future incur additional indebtedness in addition to the Senior Notes. The indenture governing the Senior Notes does not limit the amount of additional indebtedness we may incur. Our debt combined with our other financial obligations and contractual commitments could have significant adverse consequences, including:

•	requiring us to dedicate a substantial portion of cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce the amounts available to fund working capital, the expansion of our business and other general corporate purposes;

•	increasing our vulnerability to adverse changes in general economic, industry and market conditions, and exposing us to the risk of increased interest rates;

•	obligating us to additional restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;

•	making it more difficult for us to make payments on our existing or future obligations;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

In addition, a failure to comply with the covenants under our debt instruments could result in an event of default under those instruments. In the event of an acceleration of amounts due under our debt instruments as a result of an event of default, we may not have sufficient funds and may be unable to arrange for additional financing to repay our indebtedness, and the lenders could seek to enforce security interests in the collateral securing such indebtedness.

We may not have the ability to raise the funds necessary to pay the principal of or interest on the Senior Notes.

At maturity, the entire principal amount of the Senior Notes then outstanding, plus any accrued and unpaid interest, will become due and payable. TPRUSA must pay interest in cash on the Senior Notes semi-annually on February 13 and August 13 of each year. The amount of interest payable on the Senior Notes is subject to increase from time to time in the event of a downgrade of the rating assigned to the Senior Notes or in connection with certain other events. In addition, upon the occurrence of a change of control triggering event described in the indenture governing the Senior Notes, unless we have exercised our right to redeem the Senior Notes in accordance with their terms, each holder of Senior Notes will have the right to require us to repurchase all or any part of such holder’s Senior Notes for a payment in cash described in the indenture governing the Senior Notes.

We may not have enough available cash or be able to obtain sufficient financing at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due, will constitute an event of default under the indenture governing the Senior Notes. A default under the indenture could also lead to a default under agreements governing future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the Senior Notes.

We may need additional capital in the future in order to operate our business, and such capital may not be available to us or may not be available to us on acceptable terms. Furthermore, additional capital raising could dilute your ownership interest in our company and may cause the value of the shares to decline.

We may need to raise additional capital in the future through offerings of debt or equity securities or otherwise to:

•	fund liquidity needs caused by underwriting or investment losses;

•	replace capital lost in the event of significant reinsurance losses or adverse reserve developments;

•	satisfy letters of credit, guarantee bond requirements or other capital requirements that may be imposed by our clients or by regulators;

•	meet rating agency or regulatory capital requirements; or

•	respond to competitive pressures.

In February 2015, we completed a public offering of $115.0 million in aggregate principal amount of Senior Notes issued by TPRUSA and guaranteed by Third Point Reinsurance Ltd. pursuant to a registration statement on Form S-3. These Senior Notes are structurally senior to claims that any holders of our common shares may have on the assets of Third Point Reinsurance Ltd.

Additional capital may not be available on terms favorable to us, or at all. Further, any additional capital raised through the sale of equity could dilute your ownership interest in our company and may cause the value of our shares to decline. Additional capital raised through the issuance of debt may result in creditors having rights, preferences and privileges senior or otherwise superior to those of the holders of our shares.

We depend on our clients’ evaluations of the risks associated with their insurance underwriting, which may subject us to reinsurance losses.

In most of our quota share reinsurance business we do not separately evaluate each of the original individual risks assumed under these reinsurance contracts. We instead evaluate the underwriting processes and environment at the ceding companies we work with to assess the risks associated with their portfolios. Therefore, we are dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the clients may not have adequately evaluated the insured risks and that the premiums ceded may not adequately compensate us for the risks we assume. We also do not separately evaluate each of the individual claims made on the underlying insurance contracts. Therefore, we are dependent on the original claims decisions made by our clients. We are subject to the risk that the client may pay invalid claims, which could result in reinsurance losses for us.

The involvement of reinsurance brokers subjects us to their credit risk.

In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, remit these amounts to the ceding companies that have reinsured a portion of their liabilities with us. In some jurisdictions, if a broker fails to make such a payment, we might remain liable to the client for the deficiency notwithstanding the broker’s obligation to make such payment. Conversely, in certain jurisdictions, when the client pays premiums for policies to reinsurance brokers for payment to us, these premiums are considered to have been paid and the client will no longer be liable to us for these premiums, whether or not we have actually received them. Consequently, we assume a degree of credit risk associated with reinsurance brokers around the world.

The inability to obtain business provided from brokers could adversely affect our business strategy and results of operations.

We market our reinsurance worldwide primarily through reinsurance brokers. Business placed by our reinsurance brokers that each individually contributed more than 10% of total gross premiums written from inception to December 31, 2016 were: Aon Benfield, JLT Re, Guy Carpenter & Company, LLC and Willis Re, which accounted for 26.1%, 21.9%, 13.9% and 10.1%, respectively. Affiliates of several brokers have also co-sponsored the formation of Bermuda reinsurance companies that may compete with us, and these brokers may favor their own reinsurers over other companies. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

We may be unable to purchase reinsurance for the liabilities we reinsure, and if we successfully purchase such reinsurance, we may be unable to collect, which could adversely affect our business, financial condition and results of operations.

We have purchased, and may continue to purchase, retrocessional coverage in order to mitigate the effect of a potential concentration of losses upon our financial condition. The insolvency or inability or refusal of a reinsurer to make payments under the terms of its agreement with us could have an adverse effect on us because we remain liable to our client. From time to time, market conditions have limited, and in some cases have prevented, reinsurers from obtaining the types and amounts of retrocession that they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of retrocessional coverage or negotiate terms that we deem appropriate or acceptable or obtain retrocession from entities with satisfactory creditworthiness. Our failure to establish adequate retrocessional arrangements or the failure of our retrocessional arrangements to protect us from overly concentrated risk exposure could significantly and negatively affect our business, financial condition and results of operations.

We face risks arising from future strategic transactions such as acquisitions, dispositions, mergers or joint ventures.

We may pursue strategic transactions in the future, which could involve acquisitions or dispositions of businesses or assets. Any future strategic transactions could have an adverse impact on our reputation, business, results of operation or financial condition. We face a number of risks arising from these types of transaction, including financial, accounting, tax and regulatory challenges; difficulties with integration, business retention, execution of strategy, unforeseen liabilities or market conditions; and other managerial or operating risks and challenges. Any future transactions could also subject us to risks such as failure to obtain appropriate value, post-closing claims being levied against us and disruption to our other businesses during the negotiation or execution process or thereafter. Accordingly, these risks and difficulties may prevent us from realizing the expected benefits from the strategic transactions we enter into. For example, the businesses that we acquire or our strategic alliances or joint ventures may underperform relative to the price paid or resources committed by us; we may not achieve anticipated cost savings; or we may otherwise be adversely affected by transaction-related charges.

Through our strategic transactions, we may also assume unknown or undisclosed business, operational, tax, regulatory and other liabilities, fail to properly assess known contingent liabilities, or assume businesses with internal control deficiencies. Risk-mitigating provisions that we put in place in the course of negotiating and executing these transactions, such as due diligence efforts and indemnification provisions, may not be sufficient to fully address these liabilities and contingencies.

Risks Relating to Our Investment Strategy and Investment Manager

We have limited control over how our investment portfolio is allocated, and its performance depends on the ability of our investment manager, Third Point LLC, to select and manage appropriate investments.

We have engaged Third Point LLC to act as our exclusive investment manager for substantially all of our investment portfolio and to recommend appropriate investment opportunities. Although Third Point LLC is contractually obligated to follow our investment guidelines, we cannot assure shareholders as to exactly how assets will be allocated to different investment opportunities, including long and short positions and derivatives trading, which could increase the level of risk in our investment.

The performance of our investment portfolio depends to a great extent on the ability of Third Point LLC, as our investment manager to select and manage appropriate investments. We have entered into two investment management agreements with Third Point LLC, which terminate on December 22, 2021 and are subject to automatic renewal for additional successive three-year terms unless a party notifies the other parties at least six months prior to the end of a term that it wishes to terminate the investment management agreement at the end of such term. We have limited ability to terminate the investment management agreements earlier. We cannot assure you that Third Point LLC will be successful in meeting our investment objectives. The failure of Third Point LLC to perform adequately could significantly and negatively affect our business, results of operations and financial condition.

The historical performance of Third Point LLC should not be considered as indicative of the future results of our investment portfolio or of our future results or of any returns expected on our common shares.

The historical returns of the funds managed by Third Point LLC are not directly linked to returns on our common shares. Although as our investment manager, Third Point LLC has agreed to invest our portfolio on substantially the same basis as Third Point LLC’s hedge funds, results for our investment portfolio could differ from results of the funds managed by Third Point LLC as a result of restrictions imposed by our investment guidelines. In addition, even if our investment portfolio generates investment income in a given period, our overall performance could be adversely affected by losses generated by our reinsurance operations. Poor performance of our investment portfolio will cause a decline in our revenue from that portfolio and will therefore have a negative effect on our financial performance

Moreover, with respect to the historical performance of funds or accounts managed by Third Point LLC, including our investment portfolio:

•	the historical performance of funds managed by Third Point LLC should not be considered indicative of the future results that should be expected from our investment portfolio; and

•	the returns of funds managed by Third Point LLC have benefited historically from investment opportunities and general market conditions that currently may not exist and may not repeat themselves, and there can be no assurance that Third Point LLC will be able to avail itself of profitable investment opportunities in the future.

The risks associated with Third Point LLC’s strategy in managing our investment portfolio may be substantially greater than the investment risks faced by other reinsurers with whom we compete.

We may derive a significant portion of our income from our investment portfolio. As a result, our operating results depend in part on the performance of our investment portfolio. We cannot assure you that Third Point LLC, as our investment manager, will successfully structure our investments in relation to our anticipated liabilities. Failure to do so could force us to liquidate investments at a significant loss or at prices that are not optimal, which could significantly and adversely affect our financial results.

The risks associated with Third Point LLC’s investment strategy may be substantially greater than the risks associated with traditional fixed-income investment strategies employed by many reinsurers with whom we compete. Third Point LLC makes investments globally, in both developed and emerging markets, in all sectors, and in equity, credit, commodity, currency, option and other instruments with a focus on event-driven situations, in which Third Point LLC believes that a catalyst, either intrinsic or extrinsic, will unlock value or alter the lens through which the greater market values a particular investment. Making long equity investments in an up or rising market may increase the risk of not generating profits on these investments and we may incur losses if the market declines. Similarly, making short equity investments in a down or falling market may increase the risk of not generating profits on these investments and we may incur losses if the market rises. The market price of our common shares may be volatile and the risk of loss may be greater when compared with other reinsurance companies.

Although we conduct our business through our Class 4 Bermuda licensed insurance subsidiaries as operating reinsurance businesses actively engaged in writing property and casualty coverage, because our investment portfolio as managed by Third Point LLC may include a very small number of futures, options on futures, swaps and other commodity interests from time to time, we are exposed to the risk that the U.S. Commodity Futures Trading Commission (the “CFTC”) could assert that our business has been operated for the purpose of trading commodity interests and that we are, therefore, a commodity pool. If this were to occur, our investment strategy and our business could be disrupted as we would be required to have a registered commodity pool operator in order to continue to include investments in commodity interests in our investment portfolio. Registered commodity pool operators are subject to disclosure, reporting and record keeping requirements with respect to the pools they operate. In addition, if it were established that we were a commodity pool, the CFTC could pursue remedies against the party or parties it deems to be the commodity pool operator, and we could under certain circumstances be required to indemnify those individuals or entities.

The termination by Third Point LLC of either our investment management agreements at the end of its term or any successive term could materially adversely affect our investment results.

We depend upon Third Point LLC, our investment manager, to implement our investment strategy. The investment management agreements, each of which terminates on December 22, 2021, are subject to automatic renewal for additional successive three-year terms unless a party notifies the other parties at least six months prior to the end of a term that it wishes to terminate either investment management agreement in question at the end of such term. If Third Point LLC chooses to terminate either investment management agreement at the end of such term, there is no assurance that we could find a suitable replacement, and if we were to find a replacement, there is no guarantee that any such replacement would provide us with comparable or better investment results.

Potential conflicts of interest with Third Point LLC may exist that could adversely affect us.

Neither Third Point LLC nor its principals, including Daniel S. Loeb, who is one of our shareholders, are obligated to devote any specific amount of time to our affairs. Affiliates of Third Point LLC manage, and expect to continue to manage, other client accounts, some of which have objectives similar to ours, including collective investment vehicles managed by Third Point LLC’s affiliates and in which Third Point LLC or its affiliates may have an equity interest. Pursuant to our investment management agreements with Third Point LLC, Third Point LLC has the exclusive right to manage our investment portfolio and is required to follow our investment guidelines and act in a manner that is fair and equitable in allocating investment opportunities to us, but the agreements do not otherwise impose any specific obligations or requirements concerning allocation of time, effort or investment opportunities to us or any restriction on the nature or timing of investments for our account and for Third Point LLC’s own account or other accounts that Third Point LLC or its affiliates may manage. Third Point LLC’s interest and the interests of its affiliates, may at times conflict, possibly to Third Point LLC’s detriment, which may potentially adversely affect our investment opportunities and returns.

Our investment portfolio may contain significant positions, which could result in large losses.

Our investment guidelines provide that as our investment manager, Third Point LLC may commit up to 15% of our assets under management to any one investment. Our investment portfolio could be subject to significant losses if it holds a relatively large position in a single issuer, industry, market or a particular type of investment that declines in value, and the losses could increase even further if the investments cannot be liquidated without adverse market reaction or are otherwise adversely affected by changes in market conditions or circumstances. As of September 30, 2017 and December 31, 2016, the net exposure of our consolidated portfolio was 78% and

77%, respectively, and the largest ten long and short positions comprised an aggregate of 54% and 12% and 43% and 21%, respectively, of our consolidated investment portfolio. Since our investment portfolio may not be widely diversified at times, it may be subject to more rapid changes in value than would be the case if the investment portfolio were required to maintain a wide diversification among companies, securities and types of securities.

We are exposed to credit risk from the possibility that counterparties may default on their obligations.

To the extent that transactions in our investment portfolio are entered into directly and not through a broker or clearinghouse, including, but not limited to, forward foreign currency transactions, swap transactions, and the purchase and sale of bonds and other fixed income securities directly from the current holder thereof, we must rely on the creditworthiness of the counterparty to the extent it is unable to immediately deliver the promised asset or cash flows in the case of cash settled transactions, net of any collateral that has been posted by or to the counterparty. The bankruptcy or insolvency of these counterparties could also result in a loss of any collateral posted against these transactions.

In addition, any prime broker or custodian through whom transactions are effected in our investment portfolio will each have a lien over assets held in a margin account with such counterparty. Further, should a prime broker or custodian become insolvent, those assets may become unavailable for redemption and potentially classified as belonging to the defaulting party. The insolvency of any such prime broker or custodian could result in the loss of a substantial portion or all of the assets held with such counterparty. Assets which are deposited with brokers as collateral against margin loss may become available to the creditors of the brokers in the event of the bankruptcy or insolvency of the broker to the extent that it is needed to satisfy obligations to the insolvent party. Any reduction in our assets as a result of a default by a prime broker could negatively affect the net asset value of our investment portfolio.

If Third Point LLC’s risk management systems are ineffective, we may be exposed to material unanticipated losses.

Third Point LLC continually refines its risk management techniques, strategies and assessment methods. However, its risk management techniques and strategies do not fully mitigate the risk exposure of its funds and managed accounts, including our investment portfolio, in all economic or market environments, or against all types of risk, including risks that they might fail to identify or anticipate. Some of Third Point LLC’s strategies for managing risk are based upon its use of historical market behavior statistics. Any failures in Third Point LLC’s risk management techniques and strategies to accurately quantify such risk exposure could limit the risk-adjusted returns of our investment portfolio. In addition, any risk management failures could cause losses in the portfolios managed by Third Point LLC, including our managed accounts, to be significantly greater than the historical measures predict. Third Point LLC’s approach to managing those risks could prove insufficient, exposing us to material unanticipated losses in our investment portfolio.

In managing our investment portfolio, Third Point LLC may trade on margin and use other forms of financial leverage, which could potentially adversely affect our revenues.

Our investment guidelines provide Third Point LLC with the ability to trade on margin and use other forms of financial leverage. Fluctuations in the market value of our investment portfolio could have a disproportionately large effect in relation to our capital. A common metric used to determine financial leverage for accounts such as our investment portfolio is the “gross exposure” of our managed accounts. The “gross exposure” is shown as a percentage of the Net Asset Value (“NAV”) of the account, and represents the market exposure in the account (long and short) versus the NAV. In other words, if the NAV of an account is $100, and the account holds securities “long” with an aggregate market exposure of $100 (100% long), and has sold short securities with an aggregate market exposure of $25 (25% short), then the gross exposure would be 125% (i.e., $125 of investments against $100 of NAV). Any event that may adversely affect the value of positions we hold could significantly and negatively affect the net asset value of our investment portfolio and thus our results of operations.

In managing our investment portfolio, Third Point LLC engages in short sales that may subject us to unlimited loss potential.

As our investment manager, Third Point LLC routinely enters into transactions for our account in which it sells a security that we do not own, which we refer to as a short sale, in anticipation of a decline in the market value of the security. Short sales for our account theoretically will involve unlimited loss potential since the market price of securities sold short may continuously increase. If the market price of the subject security increases considerably, Third Point LLC might have to cover short sales at suboptimal prices. As of September 30, 2017, short exposure in our consolidated investment portfolio was $796.5 million consisting of 75 debt, equity and index positions, including $669.9 million over 58 positions in the equity portfolio.

Third Point LLC’s representatives’ service on boards and committees may place trading restrictions on our investments.

Third Point LLC may from time to time place its or its affiliates’ representatives on creditors’ committees or boards of certain companies in which our portfolio is invested. While such representation may enable Third Point LLC to enhance the sale value of our investments, it may also place trading restrictions on our investments.

As of the date hereof, representatives of Third Point LLC sat on the board of directors of Baxter International Inc., Enphase Energy, Inc., Hellenic Bank PLC and Sotheby’s, whose securities are publicly traded and included in our investment portfolio.

The ability to use “soft dollars” may provide Third Point LLC with an incentive to select certain brokers that may take into account benefits to be received by Third Point LLC.

Under certain circumstances and subject to compliance with the safe harbor provided by section 28(e) of the Exchange Act, Third Point LLC is entitled to use so-called “soft dollars” generated by commissions paid in connection with transactions for our investment portfolio to pay for certain categories of expenses relating to research and related services provide by brokers. Soft dollars are a means of paying brokerage firms for their services through commission revenue, rather than through direct payments. Third Point LLC’s right to use soft dollars may give Third Point LLC an incentive to select brokers or dealers for our transactions, or to negotiate commission rates or other execution terms, in a manner that takes into account the soft dollar benefits received by Third Point LLC rather than giving exclusive consideration to the interests of our investment portfolio and, accordingly, may create a conflict.

Our investment management agreements have limited termination provisions.

Our investment management agreements with Third Point LLC have limited termination provisions that restrict our ability to manage our investment portfolio outside of Third Point LLC. Because the investment management agreements contain exclusivity and limited termination provisions, we are unable to use investment managers other than Third Point LLC for so long as the agreement is in effect. The amended and restated investment management agreements were entered into in June 2016 and became effective on December 22, 2016 each with an initial term of five years, subject to automatic renewal for additional successive three-year terms unless a party notifies the other parties at least six months prior to the end of a term that it wishes to terminate the investment management agreement at the end of such term. We may also terminate either investment management agreement upon the death, long-term disability or retirement of Daniel S. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point LLC.

We may also withdraw as participants under either investment management agreement prior to the expiration of the relevant investment management agreement’s term at any time only “for cause”, which is defined as:

•	a material violation of applicable law relating to Third Point LLC’s advisory business;

•	Third Point LLC’s fraud, gross negligence, willful misconduct or reckless disregard of its obligations under the relevant investment management agreement;

•	a material breach by Third Point LLC of our investment guidelines that is not cured within a 15-day period;

•	a conviction or, a plea of guilty or nolo contendere to a felony or a crime affecting the asset management business of Third Point LLC by certain senior officers of Third Point LLC;

•	any act of fraud, material misappropriation, material dishonesty, embezzlement, or similar conduct against or involving us by senior officers of Third Point LLC; or

•	a formal administrative or other legal proceeding before the SEC, the CFTC, FINRA, or any other U.S. or non-U.S. regulatory or self-regulatory organization against Third Point LLC or certain key personnel which would likely have a material adverse effect on us.

In addition, we may withdraw as a participant under either investment management agreement prior to the expiration of its term if our portfolio underperforms as measured against specified benchmarks.

We may not withdraw or terminate either investment management agreement on the basis of performance other than as provided above. If we become dissatisfied with the results of the investment performance of Third Point LLC as our investment manager but the contractually specified termination threshold has not been met, we will be unable to hire new investment managers until the relevant investment management agreement expires by its terms or is terminated for cause.

Certain of our investments may have limited liquidity and lack valuation data, which could create a conflict of interest.

Our investment guidelines provide Third Point LLC, as our investment manager, with the flexibility to invest in certain securities with limited liquidity or no public market. This lack of liquidity may adversely affect the ability of Third Point LLC to execute trade orders at desired prices. To the extent that Third Point LLC invests our investable assets in securities or instruments for which market quotations or other independent pricing sources are not readily available, under the terms of the investment management agreements the valuation of such securities and instruments for purposes of compensation to Third Point LLC will be determined by Third Point LLC, whose determination, subject to audit verification, will be conclusive and binding in the absence of bad faith or manifest error. Because the investment management agreements give Third Point LLC the power to determine the value of securities with no readily discernible market value, and because the calculation of Third Point LLC’s fee is based on the value of the investment account, a conflict of interest may exist or arise.

U.S. and global economic downturns could harm the performance of our investment portfolio, our liquidity and financial condition and our share price.

Volatility in the United States and other securities markets may adversely affect our investment portfolio. The ability of Third Point LLC to manage our investment portfolio profitably is dependent upon conditions in the global financial markets and economic and geopolitical conditions throughout the world that are outside of our control and difficult to predict. Factors such as equity prices, equity market volatility, asset or market correlations, interest rates, counterparty risks, availability of credit, inflation rates, economic uncertainty, changes in laws or regulation (including laws relating to the financial markets generally or the taxation or regulation of the hedge fund industry), trade barriers, commodity prices, interest rates, currency exchange rates and controls, and national and international political circumstances (including governmental instability, wars, terrorist acts or security operations) can have a material impact on the value of our investment portfolio.

If Third Point LLC, as our investment manager, fails to react appropriately to difficult market, economic and geopolitical conditions, our investment portfolio could incur material losses.

Third Point LLC’s use of hedging and derivative transactions in executing trades for our account may not be successful, which could materially adversely affect our investment results.

In managing our investment portfolio, Third Point LLC may use various financial instruments both for investment purposes and for risk management purposes in order to protect against possible changes in the market value of our investment portfolio resulting from fluctuations in the securities markets and changes in interest rates, protect unrealized gains in the value of our investment portfolio, facilitate the sale of any such investments, enhance or preserve returns, spreads or gains on any investment in our investment portfolio, hedge the interest rate or currency exchange rate on certain liabilities or assets, protect against any increase in the price of any securities Third Point LLC anticipates purchasing for our account at a later date or for any other reason that Third Point LLC, as our investment manager, deems appropriate. The success of such hedging strategy will be subject to Third Point LLC’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments in the portfolio being hedged. Since the characteristics of many securities change as markets change or time passes, the success of such hedging strategy will also be subject to Third Point LLC’s ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. While Third Point LLC may enter into hedging transactions for our account to seek to reduce risk, such transactions may result in a poorer overall performance for our investment portfolio than if it had not engaged in any such hedging transactions. For a variety of reasons, in managing our investment portfolio Third Point LLC may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent Third Point LLC from achieving the intended hedge or expose our investment portfolio to risk of loss.

Our investment portfolio may from time to time include investments in mortgage-backed securities and other asset-backed securities, whose investment characteristics differ from corporate debt securities.

Our investment portfolio may from time to time be invested in mortgage-backed securities and other asset-backed securities, whose investment characteristics differ from corporate debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. Mortgage-backed securities and asset-backed securities may also be subject to call risk and extension risk. For example, because homeowners have the option to prepay their mortgages, the duration of a security backed by home mortgages can either shorten or lengthen.

In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. If our investment portfolio includes securities that are subordinated to other interests in the same mortgage pool, we may only receive payments after the pool’s obligations to other investors have been satisfied. In addition, our investment portfolio may, from time to time, be invested in structures commonly known as “Re-REMICS,” in which case a trust is further split between a senior tranche and a junior tranche. Third Point LLC usually buys the junior tranche for its funds and the accounts it manages in such circumstances. An unexpectedly high rate of default on mortgages held by a mortgage pool may limit substantially the pool’s ability to make payments to holders of such securities, reducing the value of those securities or rendering them worthless. The risk of such defaults is generally higher in the case of mortgage pools that include “sub-prime” mortgages. Changes in laws and other regulatory developments relating to mortgage loans may impact the investments of our portfolio in mortgage-backed securities in the future.

Our investment portfolio may include investments in securities of issuers based outside the United States, including emerging markets, which may be riskier than securities of U.S. issuers.

Under our investment guidelines, Third Point LLC may invest in securities of issuers organized or based outside the United States that may involve heightened risks in comparison to the risks of investing in domestic securities, including unfavorable changes in currency rates and exchange control regulations, reduced and less reliable information about issuers and markets, less stringent accounting standards, illiquidity of securities and markets, higher brokerage commissions, transfer taxes and custody fees, local economic or political instability and greater market risk in general. In particular, investing in securities of issuers located in emerging market countries involves additional risks, such as exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries. Other characteristics of emerging market countries that may affect investment in their markets include certain national policies that may restrict investment by foreigners in issuers or industries deemed sensitive to relevant national interests and the absence of developed legal structures governing private and foreign investments and private property. The typically small size of the markets for securities of issuers located in emerging markets and the possibility of a low or nonexistent volume of trading in those securities may also result in a lack of liquidity and in price volatility of those securities. In addition, dividend and interest payments from and capital gains in respect of certain foreign securities may be subject to foreign taxes that may or may not be reclaimable. Finally, many transactions in these markets are executed as a “total return swap” or other derivative transaction with a financial institution counterparty, and as a result our investment portfolio has counterparty credit risk with respect to such counterparty.

Third Point LLC’s role as an engaged investor in special situation and distressed investments may subject us, Third Point Re or Third Point Re USA to increased risks including the incurrence of additional legal or other expenses.

As our investment manager, Third Point LLC may invest a portion of our investment portfolio in special situation companies. This generally involves investments in securities of companies in event-driven special situations such as acquisitions, tender offers, bankruptcies, recapitalizations, spinoffs, corporate and financial restructurings, litigation or other liability impairments, turnarounds, management changes, consolidating industries and other catalyst-oriented situations. Third Point LLC may also invest our portfolio in securities of issuers in weak financial condition, experiencing poor operating results, having substantial financial needs or negative net worth or facing special competitive or product obsolescence issues or that are involved in bankruptcy reorganization proceedings, liquidation or other corporate restructuring. Investments of this type involve substantial financial business risks that can result in substantial or total losses. Among the problems involved in assessing and making investments in troubled issuers is the fact that it frequently may be difficult to obtain information as to the condition of such issuer. The market prices of the securities of such issuers are also subject to abrupt and erratic market movements and above average price volatility and the spread between the bid and asked prices of such securities may be greater than normally expected. It may take a number of years for the market prices of such securities to reflect their intrinsic values, if at all. It is anticipated that some of such securities may not be widely traded, and that a position in such securities may be substantial in relation to the market for such securities.

As a consequence of Third Point LLC’s role as an engaged investor in special situation and distressed investments, our investment portfolio may be subject to increased risk of incurring additional legal, indemnification or other expenses, even if we are not named in any action. In distressed or special situations, litigation often follows when disgruntled shareholders, creditors, and other parties seek to recover losses from poorly performing investments. The enhanced litigation risk for distressed companies is further elevated by the potential that Third Point LLC may have controlling or influential positions in the companies. Some of the claims that can be asserted against Third Point LLC as a distressed investor include: aiding and abetting breach of fiduciary duty; equitable subordination of the investor’s claims; recharacterization of the investor’s claims; and preference or fraudulent transfer claims. Third Point LLC’s use of short-selling for its funds and the accounts it manages has subjected, and may continue to subject Third Point LLC and the short sellers to increased risk of litigation. Lawsuits can be brought against short sellers of a company’s stock to discourage short selling. Among other claims, these suits may allege libel, conspiracy, and market manipulation.

Third Point LLC’s diminution or loss of service or loss of key employees could materially adversely affect our investment results.

We depend upon Third Point LLC, as our investment manager, to implement our investment strategy. All investment decisions with respect to our investment portfolio are made by Third Point LLC, subject to our investment guidelines, under the general supervision of Daniel S. Loeb. As a result, the success of our investment strategy depends largely upon the abilities of Mr. Loeb. While we may terminate our investment management agreements with Third Point LLC upon the death, long-term disability or retirement of Mr. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point LLC, no assurance can be given that a suitable replacement could be found.

The compensation arrangements of Third Point LLC, as our investment manager, may create an incentive to effect transactions that are risky or speculative.

Our investment management agreements each provide for the following two forms of compensation to be paid to Third Point LLC and TP GP:

•	Third Point LLC is entitled to a management fee of 1.5% annually, charged monthly, based on net assets under management; and

•	TP GP is entitled to performance compensation based on the appreciation, including unrealized appreciation, in the value of our investment portfolio equal to 20% of net profits, subject to a loss carryforward provision.

While the performance compensation arrangement provides that losses will be carried forward as an offset against net profits in subsequent periods, Third Point LLC generally will not otherwise be penalized for realized losses or decreases in the value of our portfolio. These performance compensation arrangements may create an incentive for Third Point LLC as our investment manager to engage in transactions that focus on the potential for short-term gains rather than long-term growth or that are particularly risky or speculative.

Increased regulation or scrutiny of alternative investment advisers and certain trading methods such as short selling may affect Third Point LLC’s ability to manage our investment portfolio or affect our business reputation.

The regulatory environment for investment managers is evolving, and changes in the regulation of managers may adversely affect the ability of Third Point LLC to effect transactions in our investment portfolio that utilize leverage or to pursue its trading strategies in managing our investment portfolio. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action. Any future regulatory change could have a significant negative impact on our financial condition and results of operations.

In addition, a number of states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies that prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including investments by public retirement funds. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for a period of up to two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. If Third Point LLC, its employees or affiliates or any service providers acting on their behalf, including, without limitation, a placement agent, fail to comply with such pay-to-play laws, regulations or policies, such non-compliance could have an adverse effect on Third Point LLC and our investment portfolio.

As our investment manager, Third Point LLC routinely engages in short selling for our account in managing our investments. Short sale transactions have been subject to increased regulatory scrutiny, including the imposition of restrictions on short selling certain securities and reporting requirements. Third Point LLC’s ability to execute a short selling strategy in managing our investment portfolio may be materially and adversely impacted by temporary or new permanent rules, interpretations, prohibitions, and restrictions adopted in response to these adverse market events. Temporary restrictions or prohibitions on short selling activity may be imposed by regulatory authorities with little or no advance notice and may impact prior and future trading activities of our investment portfolio. Additionally, the SEC, its non-U.S. counterparts, other governmental authorities or self-regulatory organizations may at any time promulgate permanent rules or interpretations consistent with such temporary restrictions or that impose additional or different permanent or temporary limitations or prohibitions. The SEC might impose different limitations or prohibitions on short selling from those imposed by various non-U.S. regulatory authorities. These different regulations, rules or interpretations might have different effective periods.

Regulatory authorities may, from time to time, impose restrictions that adversely affect our ability to borrow certain securities in connection with short sale transactions. In addition, traditional lenders of securities may be less likely to lend securities under certain market conditions. As a result, Third Point LLC may not be able to effectively pursue a short selling strategy due to a limited supply of securities available for borrowing. We may also incur additional costs in connection with short sale transactions effected in our investment portfolio, including in the event that Third Point LLC is required to enter into a borrowing arrangement for our account in advance of any short sales. Moreover, the ability to continue to borrow a security is not guaranteed and our account will be subject to strict delivery requirements. The inability to deliver securities within the required time frame may subject us to mandatory close out by the executing broker-dealer. A mandatory close out may subject us to unintended costs and losses. Certain action or inaction by third parties, such as executing broker-dealers or clearing broker-dealers, may materially impact our ability to effect short sale transactions in our investment portfolio.

An increase in Third Point LLC’s assets under management may adversely affect the returns of our investment portfolio.

It is possible that if the amount of assets Third Point LLC manages for us, in its funds and for other accounts it manages were to increase materially, it could be more difficult for Third Point LLC to invest profitably for those accounts because of the difficulty of trading larger positions without adversely affecting prices and managing risks associated with larger positions. In addition, there can be no assurance that there will be appropriate investment opportunities to accommodate future increase in assets under management, which may force Third Point LLC to modify its investment decisions for the accounts it manages because it cannot deploy all the assets in a manner it desires. Furthermore, due to the overlap of strategies and investments across many of the portfolios managed by Third Point LLC, including its hedge funds, the accounts may be adversely affected in the event of rapid or large liquidations of investment positions held by the accounts due to a lack of liquidity resulting from large position sizes in the same investments held by the other accounts.

Risks Relating to Insurance and Other Regulations

Any suspension or revocation of our subsidiaries’ reinsurance licenses would materially impact our ability to do business and implement our business strategy.

Our subsidiaries Third Point Re and Third Point Re USA are licensed as reinsurers only in Bermuda and we do not plan to seek licenses in any other jurisdiction. The suspension or revocation of Third Point Re or Third

Point Re USA’s license to do business as a reinsurance company in Bermuda for any reason would mean that we would not be able to enter into any new reinsurance contracts until the suspension ended or Third Point Re or Third Point Re USA became licensed in another jurisdiction. Any such suspension or revocation of our license would negatively impact our reputation in the reinsurance marketplace and could have a material adverse effect on our results of operations.

If we become subject to insurance statutes and regulations in jurisdictions other than Bermuda or there is a change to Bermuda law or regulations or application of Bermuda law or regulations, there could be a significant and negative impact on our business.

Third Point Re and Third Point Re USA, our wholly owned operating subsidiaries, are registered Bermuda Class 4 insurers. As such, they are subject to regulation and supervision in Bermuda. Bermuda insurance statutes, regulations and policies of the BMA require each of Third Point Re and Third Point Re USA, among other things, to:

•	maintain a minimum level of capital, surplus and liquidity;

•	satisfy solvency standards;

•	restrict the payment of dividends and distributions;

•	deliver notification to the BMA of changes in ownership of our common shares beyond and between certain thresholds specified in the Insurance Act;

•	maintain a principal office and appoint and maintain a principal representative in Bermuda; and

•	provide for the performance of certain periodic examinations of Third Point Re and Third Point Re USA and their financial condition.

These statutes and regulations may, in effect, restrict our ability to write reinsurance policies, to distribute funds and to pursue our investment strategy.

The process of obtaining licenses is very time consuming and costly, and we may not be able to become licensed in a jurisdiction other than Bermuda even in the event we choose to do so. The modification of the conduct of our business resulting from our becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition, our inability to comply with insurance statutes and regulations of any particular jurisdiction could significantly and adversely affect our business by limiting our ability to conduct business in that jurisdiction and by subjecting us to penalties and fines.

In addition, the BMA could revoke or suspend Third Point Re or Third Point Re USA’s license in certain circumstances, including circumstances in which (i) it is shown that false, misleading or inaccurate information has been supplied to the BMA by Third Point Re or Third Point Re USA or on their behalf for the purposes of any provision of the Insurance Act; (ii) Third Point Re and Third Point Re USA has ceased to carry on business; (iii) Third Point Re or Third Point Re USA has persistently failed to pay fees due under the Insurance Act; (iv) Third Point Re or Third Point Re USA has been shown to have not complied with a condition attached to its registration or with a requirement made of them under the Insurance Act or any related regulations and insurance accounting rules; (v) we are convicted of an offence against a provision of the Insurance Act or related regulations; (vi) Third Point Re or Third Point Re USA is, in the opinion of the BMA, found not to have been carrying on business in accordance with sound insurance principles; or (vii) if any of the minimum criteria for registration under the Insurance Act is not or will not have been fulfilled. If the BMA were to suspend or revoke Third Point Re or Third Point Re USA’s licenses we could lose our exception under the U.S. Investment Company Act of 1940, as amended, or the “Investment Company Act”. See “We are subject to the risk of becoming an investment company under U.S. federal securities law.”

We are subject to the risk of becoming an investment company under U.S. federal securities law.

The Investment Company Act, regulates certain companies that invest in or trade securities. We rely on an exception under the Investment Company Act that is available to a company organized and regulated as a foreign insurance company which is engaged primarily and predominantly in the reinsurance of risks on insurance agreements. The law in this area has not been well developed and there is a lack of guidance as to the meaning of “primarily and predominantly” under the relevant exception under the Investment Company Act. For example, there is no standard for the amount of premiums that need be written relative to the level of a company’s capital in order to qualify for the exception. If this exception were deemed inapplicable to us, we would have to seek to register under the Investment Company Act as an investment company, which, under the Investment Company Act, would require an order from the SEC. Our inability to obtain such an order could have a significant adverse impact on our business.

Assuming that we were permitted to register as an investment company, registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, our ability to raise additional debt and equity securities or issue stock options or warrants (which could impact our ability to compensate key employees), financial leverage, dividends, board of director composition and transactions with affiliates. Accordingly, if we were required to register as an investment company we would not be able to operate our business as it is currently conducted, nor would we be permitted to have many of the relationships that we have with our affiliated companies. Accordingly, we likely would not be permitted to engage Third Point LLC as our investment manager, unless we obtained the board and shareholder approvals required under the Investment Company Act. If Third Point LLC were not our investment manager, we would potentially be required to liquidate our investment portfolio and we would seek to identify and retain another investment manager with a similar investment philosophy. If we could not identify or retain such an advisor, we would be required to make substantial modifications to our investment strategy. Any such changes to our investment strategy could significantly and negatively impact our investment results, financial condition and our ability to implement our business strategy.

If at any time it were established that we had been operating as an investment company in violation of the Investment Company Act, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, that we could be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions undertaken during the period in which it was established that we were an unregistered investment company. If, subsequently, we were not permitted or were unable to register as an investment company, it is likely that we would be forced to cease operations.

To the extent that the laws and regulations change in the future so that contracts we write are deemed not to be reinsurance contracts, we will be at greater risk of not qualifying for the Investment Company Act exception. Additionally, it is possible that our classification as an investment company would result in the suspension or revocation of our reinsurance license.

Insurance regulators in the United States or elsewhere may review our activities and claim that we are subject to additional licensing requirements.

We do not presently expect that we will be admitted to do business in any jurisdiction other than Bermuda. In general, Bermuda insurance statutes, regulations and the policies of the BMA are less restrictive than United States state insurance statutes and regulations. We conduct business in the United States through our indirect subsidiary, Third Point Re USA. We do not believe that our U.S.-based operations subject us to licensing requirements in any state in which we operate. However, we cannot assure you that insurance regulators in the United States or elsewhere will not review our activities and claim that we are subject to such jurisdiction’s licensing requirements. In addition, we will be subject to indirect regulatory requirements imposed by jurisdictions that may limit our ability to provide reinsurance. For example, our ability to write reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable regulatory bodies and proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, non-U.S. reinsurers such as us.

If in the future we were to become subject to regulation under the laws of any state in the United States or the laws of the United States or of any other country, we may consider various alternatives to our operations. If we attempt to become licensed in another jurisdiction, for instance, we may not be able to do so and the modification of the conduct of our business or the non-compliance with insurance statutes and regulations could significantly and negatively affect our business.

Our reinsurance subsidiaries are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.

In 2008, the BMA introduced risk-based capital standards for insurance companies as a tool to assist the BMA both in measuring risk and in determining appropriate levels of capitalization. The amended Bermuda insurance statutes and regulations pursuant to the risk-based supervisory approach required additional filings by insurers to be made to the BMA. The required statutory capital and surplus of our Bermuda-based operating subsidiaries increased under the Bermuda Solvency Capital Requirement model. While Third Point Re and Third Point Re USA, as they currently operate, currently have excess capital and surplus under these new requirements, there can be no assurance that such requirement or similar regulations, in their current form or as may be amended in the future, will not have a material adverse effect on our business, financial condition or results of operations. Any failure to meet applicable requirements or minimum statutory capital requirements could subject us to further examination or corrective action by regulators, including restrictions on dividend payments, limitations on our writing of additional business or engaging in finance activities, supervision or liquidation. Further, any changes in existing risk based capital requirements or minimum statutory capital requirements may require us to increase our statutory capital levels, which we might be unable to do.

Changes in law or regulations could cause a significant and negative impact on our reinsurance business.

From time to time, various regulatory and legislative changes have been proposed in the insurance and reinsurance industry. Extreme turmoil in the financial markets may increase the likelihood of changes in the way the financial services industry is regulated. Governmental authorities worldwide have become increasingly interested in potential risks posed by the insurance industry as a whole, and to commercial and financial systems in general. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, there may be increased regulatory intervention in our industry in the future.

Our exposure to potential regulatory initiatives could be heightened by the fact that our principal operations are domiciled in Bermuda. Bermuda is a small jurisdiction and may be disadvantaged when participating in global or cross-border regulatory matters as compared with larger jurisdictions such as the United States or the larger European Union countries.

Because we are a Bermuda company, we are subject to changes in Bermuda law and regulation that may have an adverse impact on our operations, including through the imposition of increased regulatory supervision.

The Bermuda insurance and reinsurance regulatory framework recently has become subject to substantial change, in part in order to achieve equivalence under Solvency II, the EU regulatory regime enacted in November 2009 and that imposes new solvency and governance requirements across all EU Member States.

On November 26, 2015, the European Commission adopted a Delegated Act that recognizes Bermuda’s regulatory framework for insurance and reinsurance activities of companies with their head offices in Bermuda, as well as for supervision of insurance and reinsurance groups, with the exception of captives and special purpose insurers, as being fully equivalent to regulatory standards applied to European insurance and reinsurance companies and groups in accordance with the requirements of Solvency II. The Delegated Act was confirmed on March 24, 2016 and was applied retroactively to January 1, 2016, the date Solvency II came into effect. The EC’s decision followed substantial changes to Bermuda’s regulatory framework, including the adoption of the Insurance Amendment (No 2) Act 2015 in July 2015 that entered into force on January 1, 2016, the amendment to the Insurance Code of Conduct with effect from July 2015 and the adoption of revised insurance prudential rules by the BMA that entered into force on January 1, 2016. As many of these changes only came into effect on January 1, 2016, their impact on insurers and reinsurers on companies subject to Bermudian regulation, such as Third Point Re and Third Point Re USA, is unclear.

While we cannot predict the future impact on our operations of changes in the laws and regulation to which we are or may become subject, any such changes could have a material adverse effect on our business, financial condition and results of operations.

Bermuda insurance laws regarding the change of control of insurance companies may limit the acquisition of our shares.

Under Bermuda law, for so long as we have an insurance subsidiary registered under the Insurance Act, the BMA may at any time, by written notice, object to a person holding 10% or more of our common shares if it appears to the BMA that the person is not or is no longer fit and proper to be such a holder. In such a case, the BMA may require the shareholder to reduce its holding of our common shares and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the BMA will be guilty of an offence. This may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through transactions, and in particular unsolicited transactions, that some or all of our shareholders might consider to be desirable.

Risks Relating to Taxation

In addition to the risk factors discussed below, we advise you to read “Certain Tax Considerations” and to consult your own tax advisor regarding the tax consequences to you of your investment in our shares.

We may be subject to United States federal income taxation.

We are incorporated under the laws of Bermuda and we believe that our activities, as currently conducted (including through our U.S.-based subsidiary, Third Point Re USA) and as contemplated, will not cause us to be treated as engaging in a United States trade or business and will not cause us to be subject to current United States federal income taxation on our net income, except with respect to Third Point Re USA, which is treated as a domestic corporation for U.S. federal income tax purposes. However, because there are no definitive standards provided by the Internal Revenue Code of 1986 as amended or the Code, regulations or court decisions as to the specific activities that constitute being engaged in the conduct of a trade or business within the United States, and as any such determination is essentially factual in nature and must be made annually, we cannot assure you that the United States Internal Revenue Service, or the IRS, will not successfully assert that we are engaged in a trade or business in the United States or, if applicable under the income tax treaty between the U.S. and Bermuda (the “Bermuda Treaty”), engaged in a trade or business in the United States through a permanent establishment, and thus are subject to current United States federal income taxation. If we were deemed to be engaged in a trade or business in the United States (and, if applicable under the Bermuda Treaty, were deemed to be so engaged through a permanent establishment), Third Point Re generally would become subject to United States federal income tax on its income “effectively connected” (or treated as effectively connected) with the U.S. trade or business, and would become subject to the “branch profits” tax on its earnings and profits that are both effectively connected with the U.S. trade or business and deemed repatriated out of the United States. Any such federal tax liability could materially and adversely affect our operations and financial condition.

United States persons who own our shares may be subject to United States federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of shares.

Passive Foreign Investment Company (“PFIC”). Significant potential adverse U.S. federal income tax consequences generally apply to any United States person who owns shares in a PFIC. In general, either we and/or Third Point Re would be a PFIC for a taxable year if 75% or more of its income constitutes “passive income” or 50% or more of its assets were held to produce “passive income.” Passive income generally includes interest, dividends and other investment income but does not include income derived in the active conduct of an insurance business by a corporation predominantly engaged in an insurance business. This exception for insurance companies is intended to ensure that a bona fide insurance company’s income is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. However, there is very little authority as to what constitutes the active conduct of an insurance business for purposes of the PFIC rules. The IRS has notified taxpayers in IRS Notice 2003-34 that it intends to scrutinize the activities of certain insurance companies located outside of the United States, including reinsurance companies that invest a significant portion of their assets in alternative investment strategies, to determine whether such companies qualify for the active insurance company exception in the PFIC rules. The IRS recently proposed regulations concerning the active insurance company exception. The proposed regulations provide that the active conduct of an insurance business must include the performance of substantial managerial and operational services by an insurance company’s own employees and officers. The activities of independent contractors and employees of affiliates are not sufficient to satisfy this requirement. The proposed regulations also clarify that income from investment assets held by an insurance company to meet its obligations under insurance and annuity contracts will not be treated as passive income for PFIC purposes. However, the IRS did not propose a specific method for determining the portion of an insurance company’s assets that are held to meet obligations under insurance and annuity contracts, and solicited comments on appropriate approaches. At this time it is unclear whether final regulations will include a specific methodology and how any such methodology would apply to us. The proposed regulations will be effective when issued in final form.

We believe that our financial reserves are consistent with industry standards and are not in excess of the reasonable needs of our insurance business, that we are actively engaged in insurance activities that involve sufficient transfer of risk, and that our employees and officers provide substantial managerial and operational services. However, we cannot assure you the IRS will agree with our position and will not successfully assert that we do not qualify for the insurance exception. Moreover, our expectation with respect to any taxable year is based on the amount of risk that we expect to underwrite during that year. If we are unable to underwrite a sufficient amount of risk for any taxable year, we and/or Third Point Re might be treated as a PFIC. Furthermore, in certain circumstances, we may seek to manage the volatility of our reinsurance results by writing policies that contain certain contractual terms and conditions (such as loss ratio caps), which may cause the IRS to assert that such policies lack sufficient risk transfer to constitute insurance for United States federal income tax purposes, increasing the risk that we and/or Third Point Re may be treated as a PFIC. Counsel to the Company and its subsidiaries (the “Group”) have never provided an opinion regarding the Group’s PFIC status due to the absence of applicable authority regarding the active insurance company exception and the dependence of the Group’s PFIC status on the actual operational results and other relevant facts for each taxable year. Readers are urged to consult their own tax advisors to assess their tolerance of this risk.

The proposed “Tax Cuts and Jobs Act” (H.R. 1), released by the U.S. House of Representatives on November 2, 2017 (the “House Tax Bill”) would modify the insurance exception to apply to a company only if (i) the company would be taxed as an insurance company were it a U.S. corporation and (ii) either (A) loss and loss adjustment expenses and certain reserves constitute more than 25% of the company’s gross assets for the relevant year or (B) loss and loss adjustments expenses and certain reserves constitute more than 10% of the company’s gross assets for the relevant year and, based on the applicable facts and circumstances, the company is predominantly engaged in an insurance business and the failure of the company to satisfy the preceding 25% test is due solely to run-off related or rating-related circumstances involving the insurance business. The markup of proposed tax reform legislation by the Senate Committee on Finance released on November 9, 2017 (the “Senate Tax Bill”) includes a similar provision. If any such legislation were enacted in its current form, no assurance can be given that we would be able to operate in a manner to satisfy these requirements in any given year. No assurance can be given as to whether such legislation will be adopted and if so, in what form. Moreover, as discussed above, there can be no assurance as to what methodologies the proposed regulations will adopt for determining the portion of an insurance company’s assets that are held to meet obligations under insurance and annuity contracts, or whether the proposed regulations will be enacted in their current form.

If a “United States person” holds our shares as “capital assets” within the meaning of section 1221 of the Code during any taxable year in which we and/or Third Point Re are treated as PFICs, such shares will generally be treated as stock in a PFIC for all subsequent years. Certain elections designed to mitigate the adverse consequences of owning shares in a PFIC, including a “Protective QEF Election,” may be available. If you are a United States person, we advise you to consult your own tax advisor concerning the potential tax consequences to you under the PFIC rules, the advisability of making one of these elections and to assess your tolerance of this risk.

Controlled Foreign Corporations (“CFC”). United States persons who, directly or indirectly or through attribution rules, own 10% or more of the voting power of our shares, which we refer to as United States 10% shareholders, may be subject to the CFC rules. Under the CFC rules, each United States 10% shareholder must annually include its pro rata share of the CFC’s “subpart F income,” even if no distributions are made. In general (subject to the special rules applicable to “related person insurance income” described below), a foreign insurance company will be treated as a CFC only if United States 10% shareholders collectively own more than 25% of the total combined voting power or total value of the company’s shares for an uninterrupted period of 30 days or more during any year. We believe that the restrictions placed on the voting power of our shares should generally prevent shareholders who acquire shares from being treated as United States 10% shareholders of a CFC. We cannot assure you, however, that these rules will not apply to you. The Senate Tax Bill would change the definition of “United States 10% shareholder” to include United States persons who own 10% or more of the total value of a foreign corporation which, if enacted, would mean that the restrictions placed on the voting power of our shares would not be sufficient to prevent certain United States persons owning our stock from being treated as United States 10% shareholders. No assurance can be given as to whether such legislation will be adopted and if so, in what form. If you are a United States person we strongly urge you to consult your own tax advisor concerning the controlled foreign corporation rules.

Related Person Insurance Income. If (a) our gross income attributable to insurance or reinsurance policies pursuant to which the direct or indirect insureds or our direct or indirect United States shareholders or persons related to such United States shareholders equals or exceeds 20% of our gross insurance income in any taxable year; and (b) direct or indirect insureds and persons related to such insureds own directly or indirectly 20% or more of the voting power or value of our shares, a United States person who owns any shares directly or indirectly on the last day of the taxable year would most likely be required to include its allocable share of our related person insurance income for the taxable year in its income, even if no distributions are made. We do not expect that it is likely that either or both of the 20% gross insurance income threshold or the 20% direct or indirect ownership threshold will be met. However, we cannot assure you that this will be the case. Consequently, we cannot assure you that a person who is a direct or indirect United States shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.

Dispositions of Our Shares. If a United States shareholder is treated as disposing of shares in a CFC of which it is a United States 10% shareholder, or of shares in a foreign insurance corporation that has related person insurance income and in which United States persons collectively own 25% or more of the voting power or value of the company’s share capital, any gain from the disposition will generally be treated as a dividend to the extent of the United States shareholder’s portion of the corporation’s undistributed earnings and profits, as the case may be, that were accumulated during the period that the U.S. shareholder owned the shares. In addition, the shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the direct or indirect United States shareholder. Although not free from doubt, we believe it would be reasonable for a United States person to take the position that these rules should not apply to dispositions of our shares because we should not have any United States 10% shareholders and will not be directly engaged in the insurance business. We cannot assure you, however, that the IRS will interpret the proposed regulations potentially applicable to such dispositions in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of our shares.

United States tax-exempt organizations who own our shares may recognize unrelated business taxable income.

A United States tax-exempt organization may recognize unrelated business taxable income if a portion of our subpart F insurance income is allocated to it. In general, subpart F insurance income will be allocated to a tax-exempt organization owning (or treated as owning) our shares if we are a CFC as discussed above and it is a United States 10% shareholder or we earn related person insurance income and the exceptions described above do not apply. We cannot assure you that United States persons holding our shares (directly or indirectly) will not be allocated subpart F insurance income. United States tax-exempt organizations should consult their own tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership of our shares.

Change in United States tax laws may be retroactive and could subject us to increased taxes and/or United States persons who own our shares to United States income taxation on our undistributed earnings and could adversely affect our operations and financial condition.

New tax laws and regulations and changes in existing tax laws and regulations are continuously being enacted that could result in increased tax expenditures in the future. The House Tax Bill would impose a 20% excise tax on certain payments by United States corporations to a related foreign corporation. If enacted in its present form, this could impose material incremental taxes on reinsurance transactions between Third Point Re USA and Third Point Re and as a result materially and adversely affect our operations and financial condition. The Senate Tax Bill also includes a minimum tax on certain payments by United States Corporations to foreign affiliates. No assurance can be given as to whether such legislation will be adopted and if so, in what form.

The tax laws and interpretations thereof regarding whether a company is engaged in a United States trade or business, is a CFC, has related party insurance income or is a PFIC are subject to change, possibly on a retroactive basis. The regulations regarding the application of the passive foreign investment company rules to an insurance company and regarding related party insurance income are in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will have a retroactive effect.

We may become subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act (“FATCA”) provisions.

The Foreign Account Tax Compliance provisions of the Code (“FATCA”) generally impose a 30% withholding tax regime with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “foreign passthru payments” made by foreign financial institutions (“FFIs”) after December 31, 2018 (or, if later, the date on which the final U.S. Treasury Regulations that define (foreign passthru payments are published).

On December 19, 2013, the Bermuda Government entered into a “Model 2” intergovernmental agreement (“IGA”) with the United States to implement FATCA. If we and/or Third Point Re are treated as FFIs for the purposes of FATCA, under the Model 2 IGA, we and/or Third Point Re will be directed to register with the IRS and required to comply with the requirements of FATCA, including due diligence, reporting and withholding. Assuming registration and compliance with the terms of an agreement with the IRS (an “FFI Agreement”)

pursuant to a Model 2 IGA, an FFI would be treated as FATCA compliant and not subject to withholding. An FFI that satisfies the eligibility, information reporting and other requirements of the IGA will not be subject to the regular FATCA reporting and withholding obligations discussed below.

If the Company and/or Third Point Re are treated as FFIs for purposes of FATCA, withholdable payments and foreign passthru payments made to the Company and/or Third Point Re will be subject to a 30% withholding tax unless an FFI Agreement is in effect, pursuant to which the Company and/or Third Point Re would be required to provide information regarding its U.S. direct or indirect owners and to comply with other reporting, verification, due diligence and other procedures established by the IRS, including a requirement to seek waivers of non-U.S. laws that would prevent the reporting of such information. The IRS may terminate the FFI Agreement if the IRS notifies the Company and/or Third Point Re that it is out of compliance with the FFI Agreement and the Company and/or Third Point Re does not remediate the compliance failure. Even if the Company and/or Third Point Re are subject to an FFI Agreement, distributions to an investor that are treated as foreign passthru payments generally will be subject to a 30% withholding tax (a) if the investor fails to provide information or take other actions required for the Company and/or Third Point Re to comply with the FFI Agreement including, in the case of a non-U.S. investor, providing information regarding certain U.S. direct and indirect owners of the investor (and, in certain circumstances, obtaining waivers of non-U.S. law to permit such reporting), or (b) if the investor is an FFI, unless the investor (i) is subject to an FFI Agreement, (ii) establishes that an exemption applies or (iii) is required to comply with FATCA under an applicable IGA.

Under the regulations implementing FATCA, a foreign insurance company (or foreign holding company of an insurance company) that issues or is obligated to make payments with respect to an account is a foreign financial institution. For this purpose, insurance contracts treated as having “cash value” and annuity contracts issued or maintained by a financial institution are considered accounts, and certain term life insurance contracts are not considered accounts. Insurance companies that issue only property and casualty insurance contracts, or that only issue life insurance contracts lacking cash value (or that provide for limited cash value) generally would not be considered FFIs under the final regulations. However, a holding company may be treated as an FFI if it is formed in connection with or availed of by a collective investment vehicle, mutual fund, exchange traded fund, hedge fund, venture capital fund, leveraged buyout fund, or any similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. Moreover, a company may be treated as an FFI if its gross income is primarily attributable to investing, reinvesting, or trading in financial assets and the entity is managed by an FFI, or the entity functions or holds itself out as an investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. Even if the Company and/or Third Point Re are not treated as FFIs, then depending on whether the shares of the Company are treated as “regularly traded on one or more established securities markets” under the FATCA rules and whether the income and assets of Third Point Re meet the requirements for the treatment of Third Point Re as an “active NFFE,” withholdable payments to the Company and/or Third Point Re may be subject to a 30% withholding tax unless the Company and/or Third Point Re provide information regarding its U.S. direct or indirect owners.

There can be no certainty as to whether the Company and/or Third Point Re will be subject to the requirements imposed on FFIs under FACTA. We will use reasonable efforts to avoid the imposition of a withholding tax under FACTA, which may include the entering into of an FFI Agreement.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this Prospectus. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	fluctuation in results of operations;

•	more established competitors;

•	losses exceeding reserves;

•	downgrades or withdrawal of ratings by rating agencies;

•	dependence on key executives;

•	dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	dependence on financing available through our investment accounts to secure letters of credit and collateral for reinsurance contracts;

•	potential inability to pay dividends;

•	inability to service our indebtedness;

•	limited cash flow and liquidity due to our indebtedness;

•	unavailability of capital in the future;

•	fluctuations in market price of our common shares;

•	dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	suspension or revocation of our reinsurance licenses;

•	potentially being deemed an investment company under U.S. federal securities law;

•	potential characterization of Third Point Reinsurance Ltd. and/or Third Point Re as a passive foreign investment company;

•	future strategic transactions such as acquisitions, dispositions, merger or joint ventures;

•	dependence on Third Point LLC to implement our investment strategy;

•	termination by Third Point LLC of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	increased regulation or scrutiny of alternative investment advisers affecting our reputation;

•	Third Point Reinsurance Ltd. and/or Third Point Re potentially becoming subject to U.S. federal income taxation, including as a result of the bills currently proposed in the U.S. House of Representatives and Senate;

•	potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act;

•	changes in Bermuda or other law and regulation that may have an adverse impact on our operations; and

•	other risks and factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. These forward-looking statements are made only as of the date presented, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of our common shares offered pursuant to this prospectus. We will not receive any proceeds from the sale of our common shares by the selling shareholders. The selling shareholders will bear the underwriting commissions and discounts attributable to their sale of our common shares, if any, and we will bear the remaining expenses.

DIVIDEND POLICY

We do not expect to declare or pay dividends on our common shares for the foreseeable future. Instead, we intend to retain future earnings, if any, to service our debt, finance the growth and development of our business and for working capital and general corporate purposes. Our ability to pay dividends to holders of our common shares in the future will be limited as a practical matter by our holding company structure and Third Point Re and Third Point Re USA’s classifications as Class 4 insurers. Any future determination to pay dividends on our common shares is subject to the discretion of our board of directors and will depend upon various factors, including our, Third Point Re and Third Point Re USA’s results of operations, financial condition, liquidity requirements, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant. See “Business—Regulation—Restrictions on Dividends and Distributions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—General” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated by reference in this prospectus for a description of the restrictions on our ability to pay dividends.

SELLING SHAREHOLDERS

The selling shareholders will be named in prospectus supplements from time to time.

PLAN OF DISTRIBUTION

General

The selling shareholders may sell the shares of our common shares covered by this prospectus using one or more of the following methods:

•	to or through underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any selling shareholder to its partners, members or shareholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Registration of our common shares covered by this prospectus does not mean that those securities necessarily will be offered or sold.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common shares by the selling shareholders may include the following information to the extent required by law:

•	the name or names of the selling shareholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents and the amounts of shares underwritten or purchased by each of them;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling shareholders may offer our common shares to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common shares, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common shares, underwriters may receive compensation from the selling shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Any offering price and any discounts, concessions or commissions may be changed from time to time.

If the selling shareholders use an underwriter or underwriters to effectuate the sale of common shares, we and they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common shares, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling shareholders may also sell common shares from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling shareholders may sell common shares directly to purchasers. In this case, it may not engage underwriters or agents in the offer and sale of such shares.

Any underwriters, broker-dealers or agents that participate in the sale of the selling shareholders’ common shares or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling shareholders.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of common shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.

We are not aware of any plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of our common shares by the selling shareholders. We cannot assure you that the selling shareholders will sell any or all of our common shares offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling shareholders will not transfer, devise or gift our common shares by other means not described in this prospectus. Moreover, common shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling shareholder. The number of the selling shareholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s shares will otherwise remain unchanged. In addition, the selling shareholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling shareholders, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling shareholders may elect to make a pro rata in-kind distribution of the common shares to their members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common shares acquired in the distribution. A selling shareholder which is an individual may make gifts of shares of our common shares covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Indemnification

We and the selling shareholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common shares may be entitled to indemnification by us and/or the selling shareholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale of our common shares, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our common shares. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common shares. If the underwriters create a short position in our common shares in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

VALIDITY OF COMMON SHARES

The validity of the common shares offered in this offering will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain other legal matters relating to the offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the common shares may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Third Point Reinsurance Ltd. appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common shares offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement and the documents incorporated or deemed to be incorporated by reference therein, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement and the documents incorporated or deemed to be incorporated by reference therein, including the exhibits and schedules thereto, are also available at your request, without charge, from Third Point Reinsurance Ltd., 3 Waterloo Lane, Pembroke, Bermuda HM 08.

We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website.

You may access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://www.thirdpointre.com/investors/financial-information/sec-filings/default.aspx). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through, our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017 (SEC File No. 001-36052);

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the SEC on May 5, 2017, August 3, 2017 and November 9, 2017, respectively (SEC File No. 001-36052);

•	our Current Reports on Form 8-K filed with the SEC on February 23, 2017 (Item 8.01 and Exhibit 99.3 only), May 5, 2017, August 8, 2017 and November 8, 2017 (Item 5.02 and Exhibit 99.3 only);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2017 (SEC File No. 001-36052) (only those parts incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016);

•	the description of share capital contained in the Registration Statement on Form 8-A, as filed with the SEC on August 8, 2013 (SEC File No. 001-36052); and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus, without charge, by written or oral request directed to Third Point Reinsurance Ltd., 3 Waterloo Lane, Pembroke, Bermuda HM 08, Telephone: (441) 542 3300 or the Investor Relations portion of our website at http://www.thirdpointre.com/investors/financial-information/sec-filings/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. All other information contained on our website is not a part of this prospectus. Documents incorporated or deemed to be incorporated by reference in this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Third Point Reinsurance Ltd.

Common Shares

PROSPECTUS SUPPLEMENT

J.P. Morgan

November 13, 2017